                                  EXHIBIT 4.3

              MAIL-WELL CORPORATION 401(K) SAVINGS RETIREMENT PLAN



                AMENDED AND RESTATED, EFFECTIVE JANUARY 1, 1995

                              TABLE OF CONTENTS

                                                                               Page
                                                                               ----
ARTICLE 1   DEFINITIONS........................................................   1

ARTICLE 2 ADMINISTRATION.......................................................   9
      2.1   ASSIGNMENT AND DESIGNATION OF ADMINISTRATIVE AUTHORITY.............   9
            ------------------------------------------------------
      2.2   ALLOCATION AND DELEGATION OF RESPONSIBILITIES......................   9
            ---------------------------------------------
      2.3   POWERS AND DUTIES OF THE ADMINISTRATOR.............................  10
            --------------------------------------
      2.4   RECORDS AND REPORTS................................................  11
            -------------------
      2.5   AUDIT..............................................................  11
            -----
      2.6   APPOINTMENT OF ADVISERS............................................  11
            -----------------------
      2.7   INFORMATION FROM EMPLOYER..........................................  11
            -------------------------
      2.8   PAYMENT OF EXPENSES................................................  12
            -------------------
      2.9   ACTIONS BY ADMINISTRATOR...........................................  12
            ------------------------
      2.10  CLAIMS PROCEDURE...................................................  12
            ----------------
      2.11  CLAIMS REVIEW PROCEDURE............................................  12
            -----------------------

ARTICLE 3   ELIGIBILITY........................................................  12
      3.1   CONDITIONS AND EFFECTIVE DATE OF PARTICIPATION.....................  12
            ----------------------------------------------
      3.2   EFFECT OF PARTICIPATION............................................  13
            -----------------------
      3.3   DETERMINATION OF ELIGIBILITY.......................................  13
            ----------------------------
      3.4   TERMINATION OF ELIGIBILITY.........................................  13
            --------------------------
      3.5   OMISSION OF ELIGIBLE EMPLOYEE......................................  13
            -----------------------------
      3.6   INCLUSION OF INELIGIBLE EMPLOYEE...................................  13
            --------------------------------

ARTICLE 4   CONTRIBUTION AND ALLOCATION........................................  13
      4.1   EMPLOYER CONTRIBUTION..............................................  13
            ---------------------
      4.2   PARTICIPANT'S SALARY REDUCTION ELECTION............................  14
            ---------------------------------------
      4.3   TIME OF PAYMENT OF ELECTIVE CONTRIBUTIONS..........................  15
            -----------------------------------------
      4.4   ALLOCATION OF CONTRIBUTIONS, EARNINGS AND FORFEITURES..............  16
            -----------------------------------------------------
      4.5   ACTUAL DEFERRAL PERCENTAGE TESTS...................................  18
            --------------------------------
      4.6   ADJUSTMENT TO ACTUAL DEFERRAL PERCENTAGE TESTS.....................  19
            ----------------------------------------------
      4.7   MAXIMUM CONTRIBUTION PERCENTAGE....................................  20
            -------------------------------
      4.8   ADJUSTMENT FOR EXCESSIVE CONTRIBUTION PERCENTAGE...................  22
            ------------------------------------------------
      4.9   MAXIMUM ANNUAL ADDITIONS...........................................  23
            ------------------------
      4.10  ADJUSTMENT FOR EXCESSIVE ANNUAL ADDITIONS..........................  26
            -----------------------------------------
      4.11  TRANSFERS FROM QUALIFIED PLANS.....................................  26
            ------------------------------
      4.12  TRANSFERS FROM OTHER PLANS.........................................  27
            --------------------------
      4.13  SUSPENSE ACCOUNT...................................................  27
            ----------------

ARTICLE 5   VALUATIONS.........................................................  27
      5.1   VALUATION OF THE TRUST FUND........................................  27
            ---------------------------
      5.2   METHOD OF VALUATION................................................  28
            -------------------

ARTICLE 6   DETERMINATION AND DISTRIBUTION OF BENEFITS.........................  28
      6.1   BENEFITS UPON RETIREMENT...........................................  28
            ------------------------
      6.2   BENEFITS UPON DEATH................................................  28
            -------------------
      6.3   BENEFITS UPON DISABILITY...........................................  29
            ------------------------
      6.4   BENEFITS UPON TERMINATION..........................................  29
            -------------------------
      6.5   DISTRIBUTION OF BENEFITS...........................................  30
            ------------------------
      6.6   DISTRIBUTION OF BENEFITS UPON DEATH................................  31
            -----------------------------------
      6.7   TIME OF SEGREGATION OR DISTRIBUTION................................  32
            -----------------------------------
      6.8   DISTRIBUTION FOR MINOR BENEFICIARY.................................  32
            ----------------------------------
      6.9   UNCLAIMED BENEFITS.................................................  32
            ------------------

      6.10  LIMITATIONS ON BENEFITS AND DISTRIBUTIONS..........................  32
            -----------------------------------------
      6.11  ADVANCE DISTRIBUTION FOR HARDSHIP..................................  33
            ---------------------------------
      6.12  PAYMENT OF DISTRIBUTION DIRECTLY TO ELIGIBLE RETIREMENT PLAN.......  34
            ------------------------------------------------------------

ARTICLE 7   TRUSTEE............................................................  34
      7.1   TRUST AGREEMENT....................................................  34
            ---------------
      7.2   INVESTMENT FUNDS...................................................  34
            ----------------
      7.3   BENEFITS PAID SOLELY FROM TRUST FUND...............................  35
            ------------------------------------
      7.4   DUTIES OF THE TRUSTEE REGARDING PAYMENTS...........................  35
            ----------------------------------------
      7.5   LOANS TO PARTICIPANTS..............................................  35
            ---------------------

ARTICLE 8   AMENDMENT, TERMINATION, AND MERGERS................................  37
      8.1   AMENDMENT..........................................................  37
            ---------
      8.2   TERMINATION........................................................  37
            -----------
      8.3   MERGER OR CONSOLIDATION............................................  37
            -----------------------

ARTICLE 9   MISCELLANEOUS......................................................  38
      9.1   PARTICIPANT'S RIGHTS...............................................  38
            --------------------
      9.2   ALIENATION.........................................................  38
            ----------
      9.3   CONSTRUCTION OF PLAN...............................................  38
            --------------------
      9.4   GENDER AND NUMBER..................................................  38
            -----------------
      9.5   LEGAL ACTION.......................................................  38
            ------------
      9.6   PROHIBITION AGAINST DIVERSION OF FUNDS.............................  39
            --------------------------------------
      9.7   BONDING............................................................  39
            -------
      9.8   RECEIPT AND RELEASE FOR PAYMENTS...................................  39
            --------------------------------
      9.9   ACTION BY THE EMPLOYER.............................................  39
            ----------------------
      9.10  NAMED FIDUCIARIES AND ALLOCATION OF RESPONSIBILITY.................  39
            --------------------------------------------------
      9.11  HEADINGS...........................................................  40
            --------
      9.12  APPROVAL BY INTERNAL REVENUE SERVICE...............................  40
            ------------------------------------
      9.13  UNIFORMITY.........................................................  40
            ----------

ARTICLE 10  PARTICIPATING EMPLOYERS............................................  40
      10.1  ADOPTION BY OTHER EMPLOYERS........................................  40
            ---------------------------
      10.2  REQUIREMENTS OF PARTICIPATING EMPLOYERS............................  40
            ---------------------------------------
      10.3  DESIGNATION OF AGENT...............................................  41
            --------------------
      10.4  EMPLOYEE TRANSFERS.................................................  41
            ------------------
      10.5  PARTICIPATING EMPLOYERS CONTRIBUTION...............................  41
            ------------------------------------
      10.6  AMENDMENT..........................................................  41
            ---------
      10.7  DISCONTINUANCE OF PARTICIPATION....................................  41
            -------------------------------
      10.8  ADMINISTRATOR'S AUTHORITY..........................................  42
            -------------------------

ARTICLE 11  TOP-HEAVY STATUS...................................................  42
      11.1  ARTICLE CONTROLS...................................................  42
            ----------------
      11.2  DEFINITIONS........................................................  42
            -----------
      11.3  TOP-HEAVY STATUS...................................................  43
            ----------------
      11.4  TERMINATION OF TOP-HEAVY STATUS....................................  43
            -------------------------------
      11.5  EFFECT OF ARTICLE..................................................  43
            -----------------

                             MAIL-WELL CORPORATION
                         401(K) SAVINGS RETIREMENT PLAN
                AMENDED AND RESTATED, EFFECTIVE JANUARY 1, 1995


                              W I T N E S S E T H:

     WHEREAS, effective as of March 1, 1994, (the "Effective Date"), the Employer established a salary deferral plan known as the Mail-Well Corporation 401(k) Savings Retirement Plan (the "Plan") for the exclusive benefit of its participants and their beneficiaries; and

     NOW, THEREFORE, effective as of January 1, 1995, except as otherwise indicated in specific provisions of the Plan, the Employer hereby amends and restates the Plan in its entirety to read as follows:


                                   ARTICLE 1
                                  DEFINITIONS

    1.1    "Acquisition" means the acquisition by Mail-Well Corporation of
            -----------
substantially all of the envelope manufacturing assets of G-P Envelope Holdings, Inc. and the outstanding capital stock of Pavey Envelope and Tag Corp.

    1.2    "Acquisition Date" means the date on which the Acquisition occurs.
            ----------------

    1.3    "Act" means the Employee Retirement Income Security Act of 1974, as
            ---
amended.

    1.4    "Administrator" means the person designated by the Employer pursuant
            -------------
to Section II.1 to administer the Plan on behalf of the Employer.

    1.5    "Affiliated Employer" means the Employer and any corporation that is
            -------------------
a member of a controlled group of corporations (as defined in Code Section 414(b)) that include the Employer; any trade or business (whether or not incorporated) that is under common control (as defined in Code Section 414(c)) with the Employer; any organization (whether or not incorporated) that is a member of an affiliated service group (as defined in Code Section 414(m)) that includes the Employer; and any other entity required to be aggregated with the Employer pursuant to Regulations under Code Section 414(o).

    1.6    "Anniversary Date" means December 31.
            ----------------

    1.7    "Beneficiary" means the person (or the trustee of a trust for the
            -----------
benefit of natural persons) to whom the share of a deceased Participant's Accounts is payable, subject to the restrictions of Sections VI.2 and VI.6.

    1.8    "Benefit Commencement Date" means with respect to each Participant or
            -------------------------
Beneficiary, the date all or a portion of such Participant's or Beneficiary's benefit is paid to him from the Trust Fund.

    1.9    "Code" means the Internal Revenue Code of 1986, as amended.
            ----

    1.10   "Compensation" with respect to any Participant means such
            ------------
Participant's "415 Compensation" (as defined in Section IV.9(d))) paid during a Plan Year. The amount of Compensation with respect to any Participant shall include Compensation for the entire twelve month period ending on the last day of such Plan Year. The determination of Compensation shall be made by including amounts which are contributed by the Employer pursuant to a salary reduction agreement and which are not includible in the gross income of the Participant under Code Sections 125, 402(e)(3), 402(h), 403(b) or 457, and Employee contributions described in Code Section 414(h)(2) that are treated as Employer contributions. Notwithstanding the foregoing, the following amounts shall not be considered as Compensation:

           (a) amounts received as reimbursements by the Employer of any expenses;

           (b) amounts received under any bonus or other incentive programs maintained by the Employer;

           (c) amounts received as an automobile allowance;

           (d) amounts received as a relocation allowance;

           (e) amounts received as severance pay;

           (f) amounts received as tuition assistance, special awards or any amounts received or to be received under the Mail-Well Corporation Profit Sharing Plan;

           (g) amounts received as a stock option; and

           (h) any other amounts received which are eligible for special tax treatment.

     With respect to a Participant who is a sales representative, Compensation shall mean such Participant's wages as defined in Code Section 3401(a) and all other payments of compensation by the Employer (in the course of the Employer's trade or business) for the calendar year preceding the Plan Year, for which the Employer is required to furnish the Participant a written statement under Code
Section 6041(d), 6051(a)(3) and 6052. Compensation must be determined without regard to any rules under Code Section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code Section 3401(a)(2)). If such Participant does not receive a Form W-2 for a calendar year, Compensation shall mean such Participant's average monthly earnings annualized for the period of employment including (i) wages, (ii) tips, (iii) amounts which are contributed by the Employer pursuant to a salary reduction agreement and which are not includible in the gross income of the Participant under Code Sections 125, 402(e)(3), 402(h), 403(b) or 457, and Employee contributions described in Code Section 414(h)(2) that are treated as Employer contributions, and (iv) other compensation, and excluding bonuses, imputed income and any other allowances for incentives.

     In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, the annual Compensation of each Employee taken into account under the Plan shall not exceed the "OBRA '93 Annual Compensation Limit." The "OBRA '93 Annual Compensation Limit" is $150,000, as adjusted for increases in the cost of living in accordance with Code Section 401(a)(17)(B). The cost of living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which Compensation is determined ("Determination Period") beginning in such calendar year. If a Determination Period consists of fewer than 12 months, the "OBRA '93 Annual Compensation Limit" will be multiplied by a fraction, the numerator of which is the number of months in the Determination Period, and the denominator of which is 12.

     Any reference in this Plan to the limitation under Code Section 401(a)(17) shall mean the "OBRA '93 Annual Compensation Limit" set forth in this Section.

     If Compensation for any prior Determination Period is taken into account in determining a Participant's benefits accruing in the current Plan Year, the Compensation for that prior Determination Period is subject to the "OBRA '93 Annual Compensation Limit" in effect for that prior Determination Period. For this purpose, for Determination Periods beginning before the first day of the first Plan Year beginning on or after January 1, 1994, the "OBRA '93 Annual Compensation Limit" is $150,000.

    1.11   "Deferred Compensation" with respect to any Participant means that
            ---------------------
portion of such Participant's total Compensation paid by the Employer for a Plan Year that such Participant has elected to defer pursuant to Section IV.2.

    1.12   "Effective Date" means March 1, 1994.
            --------------

    1.13   "Elective Contribution" means the contributions to the Plan that are
            ---------------------
made pursuant to the Participant's deferral election provided in Section IV.2.

    1.14   "Eligible Employee" means any Employee who is not a Leased Employee
            -----------------
and who has satisfied the provisions of Section III.1.

     Employees whose employment is governed by the terms of a collective bargaining agreement between Employee representatives (within the meaning of Code Section 7701(a)(46)) and the Employer under which retirement benefits were the subject of good faith bargaining between the parties, unless such agreement expressly provides for such coverage in this Plan, will not be eligible to participate in this Plan.

    1.15   "Employee" means any person who is employed by the Employer, but
            --------
excludes any person who is employed as an independent contractor. "Employee" shall include Leased Employees.

    1.16   "Employer" means Mail-Well Corporation, a Delaware corporation, and
            --------
any Participating Employer (as defined in Section X.1) which shall adopt this Plan; and any successor which shall maintain this Plan.

    1.17   "Employer Contributions" means the Employer's contributions to the
            ----------------------
Plan pursuant to Section IV.1.

    1.18   "Excess Aggregate Contributions" means, with respect to any Plan
            ------------------------------
Year, the excess of the aggregate amount of Matching Contributions and any qualified non-elective contributions or Elective Contributions taken into account pursuant to Section IV.7(c) on behalf of Highly Compensated Participants for such Plan Year, over the maximum amount of such contributions permitted under the limitations of Section IV.7.(a).

    1.19   "Family Member" means an individual described in Code Section
            -------------
414(q)(6)(B).

    1.20   "Fiduciary" means any person who (a) exercises any discretionary
            ---------
authority or discretionary control respecting management of the Plan or exercises any authority or control respecting management or disposition of its assets, (b) renders investment advice for a fee or other compensation, direct or indirect, with respect to any monies or other property of the Plan or has any authority or responsibility to do so, or (c) has any discretionary authority or discretionary responsibility in the administration of the Plan, including, but not limited to, the Trustee, the Employer and its representative body, and the Administrator.

    1.21   "Fiscal Year" means the Employer's accounting year of 12 months
            -----------
commencing January 1 of each year and ending the following December 31.

    1.22   "Forfeiture" means that portion of a Participant's Accounts that is
            ----------
not Vested, and occurs on the earlier of:

           (a) the distribution of the entire Vested portion of a Participant's Account, or

           (b) the last day of the Plan Year in which the Participant incurs five (5) consecutive 1-Year Breaks in Service.

    1.23   "Former Participant" means a person who has been a Participant, but
            ------------------
who has ceased to be a Participant for any reason. For purposes of Section I.25, a Former Participant shall be treated as a Highly Compensated Employee if such Former Participant was a Highly Compensated Employee when he separated from service with the Employer or was a Highly Compensated Employee at any time after attaining age 55.

    1.24   "415 Compensation" means compensation as defined in Section IV.9(d)
            ----------------
of the Plan.

    1.25   "Highly Compensated Employee" means any Employee or former Employee
            ---------------------------
who is a highly compensated employee as defined in Code Section 414(q) and the Regulations thereunder. Generally, any Employee or former Employee is considered a Highly Compensated Employee if such Employee or former Employee performed services for the Employer during the "determination year" and is one or more of the following groups:

           (a) Employees who at any time during the "determination year" or "look-back year" were "five percent owners" as defined in Section I.30(c).

           (b) Employees who received "415 Compensation" during the "look-back year" from the Employer in excess of $75,000. In determining whether an individual has "415 Compensation" of more than $75,000, "415 Compensation" from each employer required to be aggregated under Code Sections 414(b),
     (c), (m) and (o) shall be taken into account.

           (c) Employees who received "415 Compensation" during the "look-back year" from the Employer in excess of $50,000 and were in the top-paid group of Employees for the Plan Year. An Employee is in the top-paid group of Employees for any Plan Year if such Employee is in the group consisting of the top twenty (20%) percent of the Employees when ranked on the basis of "415 Compensation" paid during the Plan Year. In determining whether an individual has "415 Compensation" of more than $50,000, "415 Compensation" from each employer required to be aggregated under Code Section 414(b),
     (c), (m) and (o) shall be taken into account.

           (d) Employees who during the "look-back year" were officers as defined in Section I.30.(a) and received "415 Compensation" during the "look-back year" from the Employer greater than 50 percent of the limit in effect under Code Section 415(b)(1)(A) for any such Plan Year. The number of officers shall be limited to the lesser of (i) 50 employees; or (ii) the greater of 3 employees or 10 percent of all employees. For the purpose of determining the number of officers, the following Employees shall be excluded:

                (1) Employees with less than six (6) months of service;

                (2) Employees who normally work less than 17 1/2 hours per week;

                (3) Employees who normally work less than six (6) months during a year; and

                (4) Employees who have not yet attained age 21.

           However, such Employees shall still be considered for the purpose of identifying the particular Employees who are officers. If the Employer does not have at least one officer whose annual "415 Compensation" is in excess of 50 percent of the Code Section 415(b)(1)(A) limit, then the highest paid officer of the Employer will be treated as a Highly Compensated Employee.

           (e) Employees who are in the group consisting of the 100 Employees paid the greatest "415 Compensation" during the "determination year" and are also described in (b), (c) or (d) above when these paragraphs are modified to substitute "determination year" for "look-back year."

     The "look-back year" shall be the calendar year ending with or within the Plan Year for which testing is being performed, and the "determination year" (if applicable) shall be the period of time, if any, that extends beyond the "look-back year" and ends on the last day of the Plan Year for which testing is being performed (the "lag period"). If the "lag period" is less than twelve months long, the threshold amounts specified in (b), (c), and (d) above shall be prorated based upon the number of months in the "lag period."

     For purposes of this Section, the determination of "415 Compensation" shall be based only on "415 Compensation" which is actually paid and shall be made by including amounts which are contributed by the Employer pursuant to a salary reduction agreement and which are not includible in the gross income of the Participant under Code Sections 125, 402(e)(3), 402(h), 403(b) or 457, and Employee contributions described in Code Section 414(h)(2) that are treated as Employer contributions. Additionally, the dollar threshold amounts specified in
(b) and (c) above shall be adjusted at such time and in such manner as is provided in Regulations. In the case of such an adjustment, the dollar limits which shall be applied are those for the calendar year in which the "determination year" or "look-back year" begins.

     In determining who is a Highly Compensated Employee, Employees who are non-resident aliens and who received no earned income (within the meaning of Code
Section 911(d)(2)) from the Employer constituting United States source income within the meaning of Code Section 861(a)(3) shall not be treated as Employees. Additionally, all

Affiliated Employers shall be taken into account as a single employer and Leased Employees within the meaning of Code Sections 414(n)(2) and 414(o)(2) shall be considered Employees unless such Leased Employees are covered by a plan described in Code Section 414(n)(5) and are not covered in any qualified plan maintained by the Employer. The exclusion of Leased Employees for this purpose shall be applied on a uniform and consistent basis for all of the Employer's retirement plans.

    1.26   "Highly Compensated Participant" means any Highly Compensated
            ------------------------------
Employee who is eligible to participate in the Plan.

    1.27   "Hour of Service" means (1) each hour for which an Employee is
            ---------------
directly or indirectly compensated or entitled to compensation by the Employer for the performance of duties during the applicable computation period; (2) each hour for which an Employee is directly or indirectly compensated or entitled to compensation by the Employer (irrespective of whether the employment relationship has terminated) for reasons other than performance of duties (such as vacation, holidays, sickness, jury duty, disability, lay-off, military duty, or leave of absence) during the applicable computation period; and (3) each hour for which back pay is awarded or agreed to by the Employer without regard to mitigation of damages. These hours will be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made. The same Hours of Service shall not be credited both under (1) and (2), as the case may be, and under (3).

     Notwithstanding the above, for purposes of eligibility to participate, (i) no more than 501 Hours of Service are required to be credited to an Employee on account of any single continuous period during which the Employee performs no duties (whether or not such period occurs in a single computation period); (ii) an hour for which an Employee is directly or indirectly paid, or entitled to payment, on account of a period during which no duties are performed is not required to be credited to the Employee if such payment is made or due under a plan maintained solely for the purpose of complying with applicable worker's compensation, or unemployment compensation or disability insurance laws; and
(iii) Hours of Service are not required to be credited for a payment which solely reimburses an Employee for medical or medically related expenses incurred by the Employee. Each Employee shall receive credit for forty-five (45) Hours of Service for each week of a period during which he is credited with Hours of Service pursuant to this Section for reasons other than performance of duties.

     For purposes of this Section, a payment shall be deemed to be made by or due from the Employer regardless of whether such payment is made by or due from the Employer directly, or indirectly through, among others, a trust fund, or insurer, to which the Employer contributes or pays premiums and regardless of whether contributions made or due to the trust fund, insurer, or other entity are for the benefit of particular Employees or are on behalf of a group of Employees in the aggregate.

     An Hour of Service must be counted for the purpose of determining a Year of Service for eligibility to participate and employment commencement date (or reemployment commencement date). The provisions of Department of Labor regulations 2530.200b-2(b) and (c) are incorporated herein by reference.

    1.28   "Investment Funds" means the funds into which the assets of the Trust
            ----------------
Fund shall be invested as set forth in Section VII.2. The Plan shall offer a range of Investment Funds which is sufficient to provide a Participant or Beneficiary with a reasonable opportunity to:

           (a) materially affect the potential return on amounts in his Account with respect to which he is permitted to exercise control and the degree of risk to which such amounts are subject;

           (b) choose from at least three investment alternatives:

               (1) each of which is diversified;

               (2) each of which has materially different risk and return characteristics;

                (3) which in the aggregate enable the Participant or Beneficiary by choosing among them to achieve a portfolio with aggregate risk and return characteristics at any point within the range normally appropriate for the Participant or Beneficiary; and

                (4) each of which when combined with investments in the other alternatives tends to minimize through diversification the overall risk of a Participant's or Beneficiary's portfolio;

           (c) diversify the investment of that portion of his Account with respect to which he is permitted to exercise control so as to minimize the risk of large losses, taking into account the nature of the Plan and the size of Participants' or Beneficiaries' Accounts.

    1.29   "Investment Manager" means any person, firm, or corporation who is a
            ------------------
registered investment adviser under the Investment Advisers Act of 1940, a bank, or an insurance company, and (a) who has the power to manage, acquire, or dispose of Plan assets, and (b) who acknowledges in writing his fiduciary responsibility to the Plan.

    1.30   "Key Employee" means those Employees defined in Code Section 416(i)
            ------------
and the Regulations thereunder. Generally, they shall include any Employee or former Employee (and his Beneficiaries) who, at any time during the Plan Year or any of the preceding four (4) Plan Years, is:

           (a) an officer of the Employer (as that term is defined within the meaning of the Regulations under Code Section 416) having annual "415 Compensation" greater than 50 percent of the amount in effect under Code
    Section 415(b)(1)(A) for any such Plan Year;

           (b) one of the ten Employees having annual "415 Compensation" from the Employer for a Plan Year greater than the dollar limitation in effect under Code Section 415(c)(1)(A) for the calendar year in which such Plan Year ends and owning (or considered as owning within the meaning of Code
    Section 318) both more than one-half percent interest and the largest interests in the Employer;

           (c) a "five percent owner" of the Employer. "Five percent owner" means any person who owns (or is considered as owning within the meaning of Code Section 318) more than five percent (5%) of the outstanding stock of the Employer or stock possessing more than five percent (5%) of the total combined voting power of all stock of the Employer, or, in the case of an unincorporated business, any person who owns more than five percent (5%) of the capital or profits interest in the Employer. In determining percentage ownership hereunder, Employers that would otherwise be aggregated under Code Sections 414(b), (c), (m) and (o) shall be treated as separate employers; or

           (d) a "one percent owner" of the Employer having an annual "415 Compensation" from the Employer of more than $150,000. "One percent owner" means any person who owns (or is considered as owning within the meaning of Code Section 318) more than one percent (1%) of the outstanding stock of the Employer or stock possessing more than one percent (1%) of the total combined voting power of all stock of the Employer, or, in the case of an unincorporated business, any person who owns more than one percent (1%) of the capital or profits interest in the Employer. In determining percentage ownership hereunder, Employers that would otherwise be aggregated under Code Sections 414(b), (c), (m) and (o) shall be treated as separate Employers. However, in determining whether an individual has "415 Compensation" of more than $150,000, "415 Compensation" from each employer required to be aggregated under Code Sections 414(b), (c), (m) and (o) shall be taken into account.

    For purposes of this Section, the determination of "415 Compensation" shall be based only on "415 Compensation" which is actually paid and shall be made by including amounts which are contributed by the Employer pursuant to a salary reduction agreement and which are not includible in the gross income of the Participant under Code Sections 125, 402(e)(3), 402(h), 403(b) or 457, and Employee contributions described in Code Section 414(h)(2) that are treated as Employer contributions.

    1.31   "Leased Employee" means any Employee who would be within the meaning
            ---------------
of Code Section 414(n)(2) unless such Leased Employee is covered by a plan described in Code Section 414(n)(5) and such Leased Employee does not constitute more than 20% of the recipient's nonhighly compensated work force.

    1.32   "Matching Contribution" means the contributions to the Plan that are
            ---------------------
made pursuant to Section IV.1.(b).

    1.33   "Month of Service" means a calendar month during any part of which an
            ----------------
Employee completed an Hour of Service. Except, however, a Participant shall be credited with a Month of Service for each month during the 12 month computation period in which he has not incurred a 1-Year Break in Service.

    1.34   "Non-Elective Contribution" means contributions to the Plan that are
            -------------------------
made pursuant to Section IV.1.(c).

    1.35   "Non-Highly Compensated Employee" means any Employee or former
            -------------------------------
Employee who is not a Highly Compensated Employee nor a Family Member.

    1.36   "Non-Highly Compensated Participant" means any Participant who is
            ----------------------------------
neither a Highly Compensated Employee nor a Family Member.

    1.37   "Non-Key Employee" means any Employee or former Employee (and his
            ----------------
Beneficiaries) who is not a Key Employee.

    1.38   "Normal Retirement Date" means the first day of the month coinciding
            ----------------------
with or next following the Participant's Normal Retirement Age (65th birthday). A Participant continues to be fully vested in his Participant's Accounts upon attaining his Normal Retirement Age.

    1.39   "1-Year Break in Service" means the applicable computation period of
            -----------------------
12 consecutive months during which an Employee fails to accrue a Month of Service. Further, solely for the purpose of determining whether a Participant has incurred a 1-Year Break in Service, Hours of Service shall be recognized for "authorized leaves of absence" and "maternity and paternity leaves of absence." Years of Service and 1-Year Breaks in Service shall be measured on the same computation period.

     An Employee shall not be deemed to have incurred a 1-Year Break in Service if he completes an Hour of Service within 12 months following the last day of the month during which his employment terminated.

     "Authorized leave of absence" means an unpaid, temporary cessation from active employment with the Employer pursuant to an established nondiscriminatory policy, whether occasioned by illness, military service, or any other reason.

     A "maternity or paternity leave of absence" shall mean an absence from work for any period by reason of the Employee's pregnancy, birth of the Employee's child, placement of a child with the Employee in connection with the adoption of such child, or any absence for the purpose of caring for such child for a period immediately following such birth or placement. For this purpose, Hours of Service shall be credited for the computation period in which the absence from work begins, only if credit therefor is necessary to prevent the Employee from incurring a 1-Year Break in Service, or, in any other case, in the immediately following computation period.

    1.40   "Participant" means any Eligible Employee who participates in the
            -----------
Plan pursuant to Section III.1, and has not become ineligible to participate further in the Plan.

    1.41   "Participant's Accounts" means, with respect to each Participant, the
            ----------------------
value of all accounts maintained on behalf of a Participant, whether attributable to Employer or Employee contributions which shall include but not be limited to a Participant's Elective Account, a Participant's Matching Account, a Participant's Non-Elective Account, a Participant's Plan Transfer Account and a Participant's Rollover Account.

    1.42   "Participant's Elective Account" means the account established and
            ------------------------------
maintained by the Administrator for each Participant with respect to his total interest in the Plan and Trust resulting from Elective Contributions made pursuant to Section IV.1.(a).

    1.43   "Participant's Matching Account" means the account established and
            ------------------------------
maintained by the Administrator for each Participant with respect to his total interest in the Plan and Trust resulting from Employer's Matching Contributions IV.1.(b).

    1.44   "Participant's Non-Elective Account" means the account established
            ----------------------------------
and maintained by the Administrator for each Participant with respect to his total interest in the Plan and Trust resulting from Employer's Non-Elective Contributions made pursuant to Section IV.1.(c).

    1.45   "Participant's Plan Transfer Account" means the account established
            -----------------------------------
and maintained by the Administrator for each Participant with respect to his interest in the Plan and Trust resulting from contributions made pursuant to
Section IV.12.

    1.46   "Participant's Rollover Account" means the account established and
            ------------------------------
maintained by the Administrator for each Participant with respect to his total interest in the Plan and Trust resulting from contributions made pursuant to
Section IV.11.

    1.47   "Plan" means this instrument, including all amendments.
            ----

    1.48   "Plan Quarter" means the three-month period ending each March 1, June
            ------------
30, September 30, and December 31.

    1.49   "Plan Year" means the Plan's accounting year of twelve (12) months
            ---------
commencing on January 1st of each year and ending the following December 31st, except for the first Plan Year which commenced on the Effective Date.

    1.50   "Regulation" means the Income Tax Regulations as promulgated by the
            ----------
Secretary of the Treasury or his delegate, and as amended.

    1.51   "Retired Participant" means a person who has been a Participant, but
            -------------------
who has become entitled to retirement benefits under the Plan due to retirement.

    1.52   "Retirement Date" means the date as of which a Participant retires
            ---------------
for reasons other than Total and Permanent Disability, whether such retirement occurs on a Participant's Normal Retirement Date.

    1.53   "Terminated Participant" means a person who has been a Participant,
            ----------------------
but whose employment has been terminated other than by death, Total and Permanent Disability, or retirement.

    1.54   "Top Heavy Plan" means a plan described in Section Article XI.
            --------------

    1.55   "Top Heavy Plan Year" means that, for a particular Plan Year, the
            -------------------
Plan is a Top Heavy Plan.

    1.56   "Total and Permanent Disability" means the complete inability to work
            ------------------------------
in any position for which the Employee is reasonably fit by education, training or experience, which condition continues for an extended period of time, and which condition constitutes total disability under the federal Social Security Acts.

    1.57   "Trust" means the trust established under the Trust Agreement to hold
            -----
and invest contributions made under the Plan and from which the Plan benefits will be distributed.

    1.58   "Trust Agreement" means the agreement entered into between the
            ---------------
Employer and the Trustee establishing a trust to hold and invest contributions made under the Plan and from which benefits will be distributed.

    1.59   "Trust Fund" means the assets of the Plan and Trust as the same shall
            ----------
exist from time to time.

    1.60   "Trustee" means the person or entity named as trustee under the trust
            -------
agreement forming a part of this Plan, and any successors.

    1.61   "Valuation Date" means the last business day of each calendar quarter
            --------------
during the Plan Year, and the last business day of December shall be the "Annual Valuation Date."

    1.62   "Vested" means that portion of a Participant's Accounts that is
            ------
nonforfeitable.

    1.63   "Year of Service" means, for purposes of eligibility for
            ---------------
participation, the computation period of twelve (12) consecutive months, during which an Employee has at least 1,000 Hours of Service. For all other purposes, Year of Service means twelve (12) consecutive Months of Service.

    For purposes of eligibility for participation, the initial computation period shall begin with the date on which the Employee first performs an Hour of Service. The participation computation period beginning after a 1-Year Break in Service shall be measured from the date on which an Employee again performs an Hour of Service. The participation computation period shall shift to the Plan Year which includes the anniversary of the date on which the Employee first performed an Hour of Service.

    For vesting and all other purposes, the computation period shall be the Plan Year. For purposes of (i) vesting and (ii) eligibility to participate in the Plan, years of service prior to the Effective Date of this Plan attributable to an Employee in connection with Hours of Service rendered for and related to the envelope manufacturing assets of G-P Envelope Holdings, Inc. acquired in the Acquisition shall be considered under this Plan. In addition, an Employee shall receive vesting credit for service recognized on his or her behalf under the Pavey Envelope and Tag Corporation Employees' Retirement Plan prior to the Effective Date of this Plan. The vesting computation period beginning after a 1-year Break in Service shall be the Plan Year. Years of Service with any Affiliated Employer shall be recognized.

    For purposes of vesting and eligibility to participate in the Plan, Years of Service prior to January 1, 1995 attributable to an Employee in connection with Hours of Service rendered for and related to American Envelope Company shall be recognized under this Plan. Notwithstanding the foregoing, such an Employee may begin participation in the Plan no earlier than January 1, 1995.

                                   ARTICLE 2
                                 ADMINISTRATION

    2.1    ASSIGNMENT AND DESIGNATION OF ADMINISTRATIVE AUTHORITY
           ------------------------------------------------------

           (a) The Plan is administered by a committee known as the Benefits Administration Committee (the "Administrator" or "Committee"). The Employer shall appoint the members of the Committee. Any person, including, but not limited to, the Employees of the Employer, shall be eligible to serve as a member of the Committee. Any person so appointed shall signify his acceptance by filing written acceptance with the Employer. An Administrator may resign by delivering his written resignation to the Employer or be removed by the Employer by delivery of written notice of removal, to take effect at a date specified therein, or upon delivery to the Administrator if no date is specified.

           (b) The Employer, upon the resignation or removal of an Administrator, shall promptly designate in writing a successor to this position. If the Employer does not appoint an Administrator, the Employer will function as the Administrator.

           (c) The Employer shall be empowered to appoint and remove the Administrator from time to time as it deems necessary for the proper administration of the Plan to assure that the Plan is being operated for the exclusive benefit of the Participants and their Beneficiaries in accordance with the terms of the Plan, the Code, and the Act.

           (d) The Employer shall periodically review the performance of the Administrator or any other person to whom duties have been delegated or allocated by it under the provisions of this Plan or pursuant to procedures established hereunder. This requirement may be satisfied by formal periodic review by the Employer or by a qualified person specifically designated by the Employer, through day-to-day conduct and evaluation, or through other appropriate ways.

    2.2    ALLOCATION AND DELEGATION OF RESPONSIBILITIES
           ---------------------------------------------

    If more than one person is appointed as Administrator, the Employer may designate the responsibilities of each Administrator as may be specified by the Employer and accepted in writing by each Administrator. In the event that no such delegation is made by the Employer, the Administrators may allocate the responsibilities among them selves, in which event the Administrators shall notify the Employer and the Trustee in writing of such action and specify the responsibilities of each Administrator. The Trustee thereafter shall accept and rely upon any documents executed by the appropriate Administrator until such time as the Employer or the Administrators file with the Trustee a written revocation of such designation.

    2.3    POWERS AND DUTIES OF THE ADMINISTRATOR
           --------------------------------------

    The primary responsibility of the Administrator is to administer the Plan for the exclusive benefit of the Participants and their Beneficiaries, subject to the specific terms of the Plan. The Administrator shall administer the Plan in accordance with its terms and shall have the power to determine all questions arising in connection with the administration, interpretation, and application of the Plan. Any such determination by the Administrator shall be conclusive and binding upon all persons. The Administrator may establish procedures, correct any defect, supply any information, or reconcile any inconsistency in such manner and to such extent as shall be deemed necessary or advisable to carry out the purpose of the Plan; provided, however, that any procedure, discretionary act, interpretation, or construction shall be done in a nondiscriminatory manner based upon uniform principles consistently applied and shall be consistent with the intent that the Plan shall continue to be deemed a qualified plan under the terms of Code Section 401(a), and shall comply with the terms of the Act and all regulations issued pursuant thereto. The Admini strator shall have all powers necessary or appropriate to accomplish its duties under this Plan.

    The Administrator shall be charged with the duties of the general administration of the Plan, including, but not limited to, the following:

           (a) to determine all questions relating to the eligibility of Employees to participate or remain a Participant hereunder;

           (b) to compute, certify, and direct the Trustee with respect to the amount and the kind of benefits to which any Participant shall be entitled hereunder;

           (c) to authorize and direct the Trustee with respect to all nondiscretionary or otherwise directed disbursements from the Trust;

           (d) to maintain all necessary records for the administration of the Plan;

           (e) to interpret the provisions of the Plan and to make and publish such rules for regulation of the Plan as are consistent with the terms hereof;

           (f) to compute and certify to the Employer and to the Trustee from time to time the sums of money necessary or desirable to be contributed to the Trust Fund;

           (g) the Administrator shall establish a "funding policy and method," i.e., it shall consult with the Employer and Trustee, and it shall determine whether the Plan has a short-run need for liquidity (e.g., to pay benefits) or whether liquidity is a long-run goal and investment growth (and stability of same) is a more current need, or shall appoint a qualified person to do so. The Administrator shall communicate such needs and goals to the appropriate person, which includes the Trustee, who shall coordinate such Plan needs with the Plan's investment policy. The communication of such a "funding policy and method" shall not, however, constitute a directive to the Trustee as to investment of the Trust Funds. Such "funding policy and method" shall be consistent with the objectives of this Plan and with the requirements of Title I of the Act.

           (h) to assist any Participant regarding his rights, benefits, or elections available under the Plan;

           (i) to establish and communicate to Participants a procedure for allowing each Participant to direct the Trustee as to the investment of his individual account balances pursuant to Section VII.2.

    2.4    RECORDS AND REPORTS
           -------------------

    The Administrator shall keep a record of all actions taken and shall keep all other books of account, records, and other data that may be necessary for proper administration of the Plan and shall be responsible for supplying all information and reports to the Internal Revenue Service, Department of Labor, Participants, Beneficiaries, and others as required by law.

    2.5    AUDIT
           -----

           (a) If an audit of the Plan's records shall be required by the Act and the regulations thereunder for any Plan Year, the Administrator shall appoint an independent qualified public accountant for that purpose. Such accountant shall, after an audit of the books and records of the Plan in accordance with generally accepted auditing standards, within a reasonable period after the close of the Plan Year, furnish to the Administrator and the Trustee a report of his audit setting forth his opinion as to whether each of the following statements, schedules or lists, or any others that are required by Section 103 of the Act or the Secretary of Labor to be filed with the Plan's annual report, are presented fairly and in conformity with generally accepted accounting principles applied consistently:

                 (1) statement of the assets and liabilities of the Plan;

                 (2) statement of changes in net assets available to the Plan;

                 (3) statement of receipts and disbursements, a schedule of all assets held for investment purposes, a schedule of all loans or fixed income obligations in default at the close of the Plan Year;

                 (4) a list of all leases in default or uncollectible during the Plan Year;

                 (5) the most recent annual statement of assets and liabilities of any bank common or collective trust fund in which Plan assets are invested or such information regarding separate accounts or trusts with a bank or insurance company as the Trustee and Administrator deem necessary; and

                 (6) a schedule of each transaction or series of transactions involving an amount in excess of five percent (5%) of Plan assets.

           All auditing and accounting fees shall be an expense of the Employer.

           (b) If some or all of the information necessary to enable the Administrator to comply with Section 103 of the Act is maintained by a bank, insurance company, or similar institution, regulated and supervised and subject to periodic examination by a state or federal agency, it shall transmit and certify the accuracy of that information to the Administrator as provided in Section 103(b) of the Act within one hundred twenty (120) days after the end of the Plan Year or such other date as may be prescribed under regulations of the Secretary of Labor.

    2.6    APPOINTMENT OF ADVISERS
           -----------------------

    The Administrator may appoint counsel, specialists, advisers, and other persons as the Administrator deems necessary or desirable in connection with the administration of this Plan.

    2.7    INFORMATION FROM EMPLOYER
           -------------------------

    To enable the Administrator to perform his functions, the Employer shall supply full and timely information to the Administrator on all matters relating to the Compensation of all Participants, their Hours of Service, their Years of Service, their retirement, death, disability, or termination of employment, and such other pertinent facts as the Administrator may require; and the Administrator shall advise the Trustee of such of the foregoing facts as may be pertinent to the Trustee's duties under the Plan. The Administrator may rely upon such information as is supplied by the Employer and shall have no duty or responsibility to verify such information.

    2.8    PAYMENT OF EXPENSES
           -------------------

    All expenses of administration may be paid out of the Trust Fund unless paid by the Employer. Such expenses shall include any expenses incident to the functioning of the Administrator, including, but not limited to, fees of accountants, counsel, and other specialists and their agents, and other costs of administering the Plan. Until paid, the expenses shall constitute a liability of the Trust Fund. However, the Employer may reimburse the Trust Fund for any administration expense incurred. Any administration expense paid to the Trust Fund as a reimbursement shall not be considered an Employer contribution.

    2.9    ACTIONS BY ADMINISTRATOR
           ------------------------

    The Administrator shall hold meetings upon such notice and at such time and places as it may from time to time determine. Notice to a member shall not be required if waived in writing by that member. A majority of the members of the Administrator duly appointed shall constitute a quorum for the transaction of business. All resolutions or other actions taken by the Administrator at any meeting where a quorum is present shall be by vote of a majority of those present at such meeting and entitled to vote. Resolutions may be adopted or other action taken without a meeting upon written consent signed by all of the Members of the Administrator.

    2.10   CLAIMS PROCEDURE
           ----------------

    Claims for benefits under the Plan may be filed with the Administrator on forms supplied by the Employer. Written notice of the disposition of a claim shall be furnished to the claimant within 90 days after the application is filed. In the event the claim is denied, the reasons for the denial shall be specifically set forth in the notice in language calculated to be understood by the claimant, pertinent provisions of the Plan shall be cited, and, where appropriate, an explanation as to how the claimant can perfect the claim will be provided. In addition, the claimant shall be furnished with an explanation of the Plan's claims review procedure.

    2.11   CLAIMS REVIEW PROCEDURE
           -----------------------

    Any Employee, former Employee, or Beneficiary of either, who has been denied a benefit by a decision of the Administrator pursuant to Section II.10 shall be entitled to request the Administrator to give further consideration to his claim by filing a written request for a hearing with the Administrator.
Such request, including a written state ment of the reasons why the claimant believes his claim should be allowed, shall be filed with the Administrator no later than 60 days after receipt of the written notification provided for in
Section II.10. The Administrator shall then conduct a hearing within the next 60 days, at which the claimant may be represented by an attorney or any other representative of his choosing and at which the claimant shall have an opportunity to submit written and oral evidence and arguments in support of his claim. At the hearing (or prior thereto upon 5 business days written notice to the Administrator) the claimant or his representative shall have an opportunity to review all documents in the possession of the Administrator that are pertinent to the claim at issue and its disallowance. Either the claimant or the Administrator may cause a court reporter to attend the hearing and record the proceedings. In such event, a complete written transcript of the proceed-ings shall be furnished to both parties by the court reporter. The full expense of any such court reporter and such transcripts shall be borne by the party causing the court reporter to attend the hearing. A final decision as to the allowance of the claim shall be made by the Administrator within 60 days of receipt of the appeal (unless there has been an extension of 60 days due to special circumstances, provided the delay and the special circumstances occasioning it are communicated to the claimant within the 60-day period). Such communication shall be written in a manner calculated to be understood by the claimant and shall include specific reasons for the decision and specific references to the pertinent Plan provisions on which the decision is based.

                                   ARTICLE 3
                                  ELIGIBILITY

    3.1    CONDITIONS AND EFFECTIVE DATE OF PARTICIPATION
           ----------------------------------------------

    An Eligible Employee shall be eligible to become a Participant as of the later of: (i) the Effective Date or (ii) the first day of the month coincident with or next following his completion of one (1) Year of Service. An Eligible Employee may become a Participant as of the date on which he is eligible to participate by completing an enrollment form supplied by the Administrator.

    3.2    EFFECT OF PARTICIPATION
           -----------------------

    Upon the acceptance of any benefits under this Plan, such Employee shall automatically be bound by the terms and conditions of the Plan and all amendments hereto.

    3.3    DETERMINATION OF ELIGIBILITY
           ----------------------------

    The Administrator shall determine the eligibility of each Employee for participation in the Plan based upon information furnished by the Employer. Such determination shall be conclusive and binding upon all persons, as long as the same is made pursuant to the Plan and the Act. Such determination shall be subject to review pursuant to Section II.10.

    3.4    TERMINATION OF ELIGIBILITY
           --------------------------

    In the event a Participant shall change from a classification of an Eligible Employee to a noneligible Employee, his interest in the Plan shall continue to share in the earnings of the Trust Fund until such time as his Par ticipant's Account shall be distributed pursuant to the terms of the Plan.

    3.5    OMISSION OF ELIGIBLE EMPLOYEE
           -----------------------------

    If, in any Fiscal Year, any Employee who should be included as a Participant in the Plan is erroneously omitted and discovery of such omission is not made until after a contribution by his Employer for the year has been made and allocated, the Employer shall make a subsequent contribution with respect to the omitted Employee in the amount which said Employer would have contributed with respect to such Employee had he not been omitted. Such contribution shall be made regardless of whether it is deductible in whole or in part in any taxable year under applicable provisions of the Code.

    3.6    INCLUSION OF INELIGIBLE EMPLOYEE
           --------------------------------

    If, in any Fiscal Year, any person who should not have been included as a Participant in the Plan is erroneously included and discovery of such incorrect inclusion is not made until after a contribution for the year has been made and allocated, the Employer shall not be entitled to recover the contribution made with respect to the ineligible person regardless of whether a deduction is allowable with respect to such contribution. In such event, the amount contributed with respect to the ineligible person shall be restored to him.

                                   ARTICLE 4
                          CONTRIBUTION AND ALLOCATION

    41.    EMPLOYER CONTRIBUTION
           ---------------------

    For each Plan Year, the Employer shall contribute to the Plan in cash or in such property as is acceptable to the Trustee:

           (a) The amount of the total salary reduction elections of all Participants made pursuant to Section IV.2.(a), which amount shall be deemed the Elective Contributions; plus

           (b) A contribution, if any, equal to 50% of each Participant's Elective Contribution, which amount shall be deemed the Matching Contribution. In applying the matching percentage in the previous sentence, only Elective Contributions up to 6% of Compensation shall be considered. Notwithstanding the foregoing, with respect to a Participant whose employment is governed by the terms of a collective bargaining agreement (as described in Section I.14), the Matching Contribution shall be determined under the terms of such collective bargaining agreement; plus

           (c) A discretionary amount, if any, as may be determined by the Employer's Board of Directors or its delegatees, which amount shall be deemed the Employer's Non-Elective Contribution.

           (d) The Employer Contributions for any Plan Year, subject to the limitation provided above, shall not exceed the maximum amount allowable as a deduction to the Employer under the provisions of Code Section 404.

           (e) To the extent necessary to provide the top heavy minimum allocations as set forth in Section IV.4.(f), the Employer shall make a contribution even if it exceeds the amount which is deductible under Code
    Section 404.

    4.2    PARTICIPANT'S SALARY REDUCTION ELECTION
           ---------------------------------------

           (a) Each Participant may elect to defer from one percent (1%) to ten percent (10%) (in whole percentage points) of his Compensation subject to the limitations of this Section. The amount by which Compensation is reduced shall be that Participant's Deferred Compensation. It shall be allocated to the Participant's Elective Account.

           (b) A salary reduction election shall apply to each payroll period during which an effective salary reduction election is on file with the Employer. A salary reduction election shall be effective, upon a fifteen
    (15) days prior written notice, as of the first day of the next Plan Quarter. A salary reduction election may be amended by a Participant at any time up to four (4) times during the Plan Year for purposes of increasing or decreasing the amount of the Participant's Deferred Compensation.

           (c) The balance in each Participant's Elective Account shall be fully vested at all times and shall not be subject to forfeiture for any reason.

           (d) Amounts held in the Participant's Elective Account may not be distributable prior to the earlier of:

               (1) his termination of employment, Total and Permanent Disability, or death;

               (2) his attainment of age 59 1/2;

               (3) termination of the Plan without establishment of a "successor plan," as that term is described in Regulation 1.401(k)-1(d)(3) by the Employer or an Affiliated Employer;

               (4) the date of the sale by the Employer to an entity that is not an Affiliated Employer of substantially all of the assets of an Employer's trade or business (within the meaning of Code Section 409(d)(2)) with respect to a Participant who continues employment with the corporation acquiring such assets;

               (5) the date of the sale by the Employer or an Affiliated Employer of its interest in a subsidiary (within the meaning of Code
           Section 409(d)(3)) to an entity which is not an Affiliated Employer with respect to a Participant who continues employment with such subsidiary; or

               (6) proven financial hardship, subject to the limitations of
           Section IV.2.(g).

           (e) A Participant's Deferred Compensation made pursuant to this Plan and all other plans, contracts or arrangements of the Employer shall not exceed, during any taxable year of the Participant, the limitation imposed by Code Section 402(g), as in effect at the beginning of such taxable year. The dollar limitation shall be adjusted annually pursuant to the method provided in Code Section 415(d) in accordance with Regulations.

           (f) If a Participant's Deferred Compensation under this Plan together with any elective deferrals (as defined in Regulation 1.402(g)-1(b)) under another qualified cash or deferred arrangement (as defined in Code Section 401(k)), a simplified employee pension (as defined in Code Section 408(k)), a salary reduction arrangement (within the meaning of Code Section 3121(a)(5)(D)), a deferred compensation plan under Code Section 457, or a trust described in Code Section 501(c)(18) cumulatively exceed the limitation imposed by Code Section 402(g) (as adjusted annually in accordance with the method provided in Code Section 415(d) pursuant to Regulations) for such Participant's taxable year, the Participant may, not later than March 1 following the close of his taxable year, notify the Administrator in writing of such excess and request that his Deferred Compensation under this Plan be reduced by an amount specified by the Participant. In such event, the Administrator may direct the Trustee to distribute such excess amount, and any income allocable to such amount, to the Participant not later than the first April 15th following the close of the Participant's taxable year. Any distribution of less than the entire amount of Excess Deferred Compensation and income shall be treated as a pro rata distribution of Excess Deferred Compensation and income. The amount distributed shall not exceed the Participant's Deferred Compensation under the Plan for the taxable year. Any distribution on or before the last day of the Participant's taxable year must satisfy each of the following conditions:

               (1) the distribution must be made after the date on which the Plan received the Excess Deferred Compensation;

               (2) the Participant shall designate the distribution as Excess Deferred Compensation; and

               (3) the Plan must designate the distribution as a distribution of Excess Deferred Compensation.

           Any distribution made pursuant to this Section IV.2.(f) shall be made first from unmatched Deferred Compensation and, thereafter, simultaneously from Deferred Compensation which is matched and matching contributions which relate to such Deferred Compensation. However, any such matching contributions which are not Vested shall be forfeited in lieu of being distributed.

           (g) In the event a Participant has received a hardship distribution from his Participant's Elective Account pursuant to Section VI.11, or pursuant to Regulation 1.401(k)-1(d)(2)(iii)(B) from any other plan maintained by the Employer, then such Participant shall not be permitted to elect to have Deferred Compensation contributed to the Plan on his behalf until the first day of the calendar quarter following a period of twelve
    (12) months following the receipt of distribution. Furthermore, the dollar limitation under Code Section 402(g) shall be reduced, with respect to the Participant's taxable year following the taxable year in which the hardship distribution was made, by the amount of such Participant's Deferred Compensation, if any, pursuant to this Plan (and any other plan maintained by the Employer) for the taxable year of the hardship distribution.

           (h) The Employer and/or the Administrator shall adopt any procedures necessary to implement the salary reduction elections provided for herein.

           (i) All amounts allocated to a Participant's Elective Account shall be invested pursuant to Section VII.2.

           (j) In any case, where any of the foregoing provisions of this
    Section IV.2 are not in conformity with regulations of the Department of the Treasury that are from time to time promulgated, the nonconforming provision may be amended retroactively to assure conformity.

    4.3    TIME OF PAYMENT OF ELECTIVE CONTRIBUTIONS
              -----------------------------------------

    The Employer shall pay to the Trustee Elective Contributions accumulated through payroll deductions to the Trustee with reasonable promptness, and in any event will be paid by the end of the succeeding month following such payroll deductions.

    4.4    ALLOCATION OF CONTRIBUTIONS, EARNINGS AND FORFEITURES
           -----------------------------------------------------

           (a) The Administrator shall establish and maintain an account in the name of each Participant to which the Administrator shall credit as of each Valuation Date all amounts allocated to each such Participant as hereafter set forth. However, the Administrator may separately account for that portion of each Participant's Account attributable to Top Heavy Plan Years and Non-Top Heavy Plan Years.

           (b) The Employer shall provide the Administrator with all information required by the Administrator to make a proper allocation of the Elective Contributions for each Plan Quarter. Within 45 days after the date of receipt by the Administrator of such information, the Administrator shall allocate such contribution as follows:

               (1) With respect to the Elective Contribution made pursuant to
           Section IV.2, to each Participant's Elective Account in an amount equal to the Participant's Deferred Compensation for the Plan Quarter.

               (2) With respect to the Matching Contribution pursuant to Section IV.1.(b), to each Participant's Matching Account in the same proportion that each such Participant's Deferred Compensation for the year bears to the total Deferred Compensation of all Participants for such year.

               (3) With respect to the Non-Elective Contributions pursuant to
           Section IV.1.(c), to each Participant's Non-Elective Account in the same proportion that each such Participant's Compensation for the year bears to the total Compensation of all Participants for such year.

           A Participant who is not an Employee on the last day of the Plan Year shall not share in the Employer's Non-Elective contribution for that year, unless required pursuant to Section IV.4.(f) or IV.4.(k). Except for the first Plan Year ending December 31, a Participant who performs less than a Year of Service shall not share in the Employer's Non-Elective contribution for that year, unless required pursuant to Section IV.4.(f) or IV.4.(k).

           (c) As of each Anniversary Date or other valuation date before allocation of Employer Contributions and Forfeitures, any earnings or losses (net appreciation or net depreciation) of the Trust Fund shall be allocated in the same proportion that each Participant's and Former Participant's Accounts bears to the total of all Participants' and Former Participants' Accounts as of such date. Earnings or losses include the increase or decrease in the fair market value of assets of the Trust Fund since the preceding Valuation Date.

           (d) The Administrator shall establish accounting procedures for the purpose of making the allocations, valuations and adjustments to Participants' Accounts provided for in this Section. Should the Administrator determine that the strict application of its accounting procedures shall not result in an equitable and nondiscriminatory allocation among the Participants' Accounts, it may modify its procedures for the purpose of achieving an equitable and nondiscriminatory allocation in accordance with the general concepts of the Plan and the provisions of this Section, provided, however, that such adjustments to achieve equity shall not reduce the Vested portion of a Participant's Accounts.

           (e) As of each Anniversary Date any amounts which became Forfeitures since the last Anniversary Date shall first be made available to reinstate previously forfeited account balances of Former Participants, if any. The remaining Forfeitures, if any, shall be allocated among the Participants' Accounts in the following manner:

               (1) Forfeitures attributable to Matching Contributions made pursuant to Section IV.1.(b) shall be allocated among the Participants' Accounts in the same proportion that each such Participant's Compensation for the year bears to the total Compensation of all Participants for the year. Except, however, Participants who are not eligible to share in Matching Contributions (whether or not a deferral election was made or suspended) for a Plan Year shall not share in Forfeitures attributable to Matching Contributions for that year.

               (2) Forfeitures attributable to Employer discretionary contributions made pursuant to Section IV.1.(c) shall be allocated among the Participants' Accounts of Participants otherwise eligible to share in the allocation of discretionary contributions for the year in the same proportion that each such Participant's Compensation for the year bears to the total Compensation of all such Participants for the year.

           In the event the allocation of Forfeitures provided herein shall cause the "annual addition" (as defined in Section IV.9) to any Participant's Accounts to exceed the amount allowable by the Code, the excess shall be reallocated in accordance with Section IV.4. However, a Participant who (i) performs less than a Year of Service during any Plan Year or (ii) is not an Employee on the last day of the Plan Year shall not share in the Plan Forfeitures for that year, unless required pursuant to
    Section IV.4.(f).

           (f) Minimum Allocations Required for Top Heavy Plan Years:
    Notwithstanding the foregoing, for any Top Heavy Plan Year, the Employer's contributions allocated to the Participant's Accounts of each Non-Key Employee shall be equal to at least three percent (3%) of such Non-Key Employee's "415 Compensation" (reduced by Employer Contributions and Forfeitures, if any, allocated to each Non-Key Employee in any defined contribution plan included with this plan in a Required Aggregation Group (as defined in Article XI). However, if (i) the Employer's contributions allocated to the Participant's Accounts of each Key Employee for such Top Heavy Plan Year is less than three percent (3%) of each Key Employee's "415 Compensation" and (ii) this Plan is not required to be included in an Aggregation Group to enable a defined benefit plan to meet the requirements of Code Sections 401(a)(4) or 410, the Employer's Contributions allocated to the Participant's Accounts of each Non-Key Employee shall be equal to the largest per centage allocated to the Participant's Accounts of each Key Employee.

           However, in determining whether a Non-Key Employee has received the required minimum allocation, such Non-Key Employee's Deferred Compensation shall not be taken into account.

           No such minimum allocation shall be required in this Plan for any Non-Key Employee who participates in another defined contribution plan subject to Code Section 412 providing such benefits included with this Plan in a Required Aggregation Group as defined in Article XI.

           (g) For purposes of the minimum allocations set forth above, the percentage allocated to the Participant's Accounts of any Key Employee shall be equal to the ratio of the Employer's contribution allo cated on behalf of such Key Employee divided by the "415 Compensation" for such Key Employee.

           (h) For any Top Heavy Plan Year, the minimum allocations set forth above shall be allocated to the Participant's Accounts of all Non-Key Employees who are Participants and who are employed by the Employer on the last day of the Plan Year, including Non-Key Employees who have (1) failed to complete a Year of Service; (2) declined to make mandatory contributions (if required) or salary reduction contributions to the Plan; and (3) been excluded from participation because of their level of Compensation.

           (i) In lieu of the above, in any Plan Year in which a Non-Key Employee is a Participant in both this Plan and a defined benefit plan included in a Required Aggregation Group (as defined in Article XI) that is top heavy, the Employer shall not be required to provide such Non-Key Employee with both the full separate defined benefit plan minimum benefit and the full separate defined contribution plan minimum allocation.

           Therefore, for any Plan Year when the Plan is a Top Heavy Plan, Non-Key Employees who are participating in this Plan and a defined benefit plan maintained by the Employer shall receive a minimum monthly accrued benefit in the defined benefit plan equal to the product of (1) one-twelfth (1/12th) of "415 Compensation" averaged over five (5) consecutive "limitation years" (or actual "limitation years" if less) that produce the highest average and
    (2) the lesser of (i) two percent (2%) multiplied by Years of Service when the plan is top heavy or (ii) twenty percent (20%).

           (j) For the purposes of this Section, "415 Compensation" shall be as defined in Section IV.9.(d), and shall be limited to $150,000 in all Plan Years (unless adjusted in such manner as permitted under Code Section 401(a)(17).

           (k) Notwithstanding anything herein to the contrary, Participants terminating for reasons of death, Total and Permanent Disability or retirement shall share in the allocations of contributions provided for in this Section regardless of whether they completed a Year of Service during the Plan Year.

    4.5    ACTUAL DEFERRAL PERCENTAGE TESTS
           --------------------------------

           (a) Maximum Annual Allocation: For each Plan Year, the annual allocation derived from Elective Contributions to a Participant's Elective Account shall satisfy one of the following tests:

               (1) The "Actual Deferral Percentage" for the Highly Compensated Participant group shall not be more than the "Actual Deferral Percentage" of the Non-Highly Compensated Participant group multiplied by 1.25, or

               (2) The excess of the "Actual Deferral Percentage" for the Highly Compensated Participant group over the "Actual Deferral Percentage" for the Non-Highly Compensated Participant group shall not be more than two percentage points. Additionally, the "Actual Deferral Percentage" for the Highly Compensated Participant group shall not exceed the "Actual Deferral Percentage" for the Non-Highly Compensated Participant group multiplied by 2. The provisions of Code
           Section 401(k)(3) and Regulation 1.401(k)-1(b) are incorporated herein by reference.

           To prevent the multiple use of the alternate method described in (2) above and in Code Section 401(m)(9)(A), any Highly Compensated Participant eligible to make Elective Contributions pursuant to Section IV.2 and to make Employee contributions or to receive matching contributions under this Plan or under any other plan maintained by the Employer or an Affiliated Employer shall have his actual contribution ratio reduced pursuant to Regulation 1.401(m)-2, the provisions of which are incorporated herein by reference.

           (b) For the purposes of this Section, "Actual Deferral Percentage" means, with respect to the Highly Compensated Participant group and Non-Highly Compensated Participant group for a Plan Year, the average of the ratios, calculated separately for each Employee in such group, of the amount of Elective Contributions allocated to each Participant's Elective Account (unreduced by distributions made pursuant to Sections 4.2(f) and 4.2(g)) for such Plan Year, to such Employee's Compensation for such Plan Year. The actual deferral ratio for each Employee and the "Actual Deferral Percentage" for each group shall be calculated to the nearest one-hundredth of one percent.

           (c) For the purpose of determining the actual deferral ratio of a Highly Compensated Employee who is subject to the Family Member aggregation rules of Code Section 414(q)(6) because such Employee is either a "five percent owner" of the Employer or one of the ten (10) Highly Compensated Employees paid the greatest "415 Compensation" during the year, the following shall apply:

               (1) The combined actual deferral ratio for the family group (which shall be treated as one Highly Compensated Participant) shall be determined by aggregating Elective Contributions and Compensation of all eligible Family Members (including Highly Compensated Participants). However, in applying the $150,000 limit to Compensation, Family Members shall include only the affected Employee's spouse and any lineal descendants who have not attained age 19 before the close of the Plan Year.

               (2) The Elective Contributions and Compensation of all Family Members shall be disregarded for purposes of determining the "Actual Deferral Percentage" of the Non-Highly Compensated Participant group except to the extent taken into account in paragraph (1) above.

               (3) If an Employee is required to be aggregated as a member of more than one family group in a Plan, all Employees who are members of those family groups that include the Employee are aggregated as one family group in accordance with paragraphs (1) and (2) above.

           (d) For the purposes of Sections IV.5.(a) and IV.6, a Highly Compensated Participant and a Non-Highly Compensated Participant shall include any Employee eligible to make a deferral election pursuant to Section IV.2, whether or not such deferral election was made or suspended pursuant to Section IV.2.

           (e) For the purposes of this Section and Code Sections 401(a)(4), 410(b) and 401(k), if two or more plans that include cash or deferred arrangements are considered one plan for the purposes of Code Section 401(a)(4) or 410(b) (other than Code Section 410(b)(2)(A)(ii)), the cash or deferred arrangements included in such plans shall be treated as one arrangement. In addition, two or more cash or deferred arrangements may be considered as a single arrangement for purposes of determining whether or not such arrangements satisfy Code Sections 401(a)(4), 410(b) and 401(k). In such a case, the cash or deferred arrangements included in such plans and the plans including such arrangements shall be treated as one arrangement and as one plan for purposes of this Section and Code Sections 401(a)(4), 410(b) and 401(k). Plans may be aggregated under this paragraph (e) only if they have the same plan year.

           Notwithstanding the above, an employee stock ownership plan described in Code Section 4975(e)(7) or 409 may not be combined with this Plan for purposes of determining whether the employee stock ownership plan or this Plan satisfies this Section and Code Sections 401(a)(4), 410(b) and 401(k).

           (f) For the purposes of this Section, if a Highly Compensated Participant is a participant under two (2) or more cash or deferred arrangements (other than a cash or deferred arrangement that is part of an employee stock ownership plan as defined in Code Section 4975(e)(7) or 409) of the Employer or an Affiliated Employer, all such cash or deferred arrangements shall be treated as one (1) cash or deferred arrangement for the purpose of determining the deferral percentage with respect to such Highly Compensated Participant. However, if the cash or deferred arrangements have different Plan Years, this paragraph shall be applied by treating all cash or deferred arrangements ending with or within the same calendar year as a single arrangement.

           (g) Notwithstanding the above, the determination and treatment of Elective Contributions and the "Actual Deferral Percentage" of any Participant shall satisfy such other requirements as may be pre scribed by the Secretary of the Treasury.

    4.6    ADJUSTMENT TO ACTUAL DEFERRAL PERCENTAGE TESTS
           ----------------------------------------------

    In the event that the initial allocations of the Elective Contributions made pursuant to Section IV.2 do not satisfy one of the tests set forth in Section IV.5.(a), the Administrator shall adjust the Elective Contribution pursuant to the options set forth below:

           (a) On or before the 15th day of the third month following the end of each Plan Year, the Highly Compensated Participant having the highest actual deferral ratio shall have his portion of Excess Contributions (as defined below) (and any income allocable to such portion) distributed to him until one of the tests set forth in Section IV.5.(a) is satisfied, or until his actual deferral ratio equals the actual deferral ratio of the Highly Compensated Participant having the second highest actual deferral ratio. This process continues until one of the tests set forth in Section IV.5.(a) is satisfied. For each Highly Compensated Participant, the amount of Excess Contributions is equal to the Elective Contributions made on behalf of such Highly Compensated Participant (determined prior to the application of this paragraph) minus the amount determined by multiplying the Highly Compensated Participant's actual deferral ratio (determined after application of this paragraph) by his Compensation. However, in determining the amount of Excess Contributions to be distributed with respect to an affected Highly Compensated Participant as determined herein, such amount shall be reduced by any Excess Deferred Compensation previously distributed to such affected Highly Compensated Participant for his taxable year ending with or within such Plan Year. If there is a loss allocable to such excess amount, the distribution shall in no event be less than the lesser of the Parti cipant's Elective Account or the Participant's Deferred Compensation for the Plan Year.

               (1) With respect to the distribution of Excess Contributions pursuant to (a) above, such distribution:

                    (A) may be postponed, but not later than the close of the
               Plan Year following the Plan Year to which they are allocable;

                    (B) shall be made first from unmatched Deferred Compensation and, thereafter, simultaneously from Deferred Compensation which is matched and matching contributions which relate to such Deferred Compensation. However, any such matching contributions which are not Vested shall be forfeited in lieu of being distributed;

                    (C) shall be adjusted for income; and

                    (D) shall be designated by the Employer as a distribution of
               Excess Contributions (and income).

               (2) Any distribution of less than the entire amount of Excess Contributions shall be treated as a pro rata distribution of Excess Contributions and income.

               (3) The determination and correction of Excess Contributions of a Highly Compensated Participant whose actual deferral ratio is determined under the family aggregation rules shall be accomplished by reducing the actual deferral ratio as required herein, and the Excess Contributions for the family unit shall be allocated among the Family Members in proportion to the Elective Contributions of each Family Member that were combined to determine the group actual deferral ratio.

           (b) Within twelve (12) months after the end of the Plan Year, if necessary, the Employer may make a contribution on behalf of Non-Highly Compensated Participants in an amount sufficient to satisfy one of the tests set forth in Section IV.5.(a). Such contribution shall be allocated to the Participant's Elective Account of each Non-Highly Compensated Participant in the same proportion that each Non-Highly Compensated Participant's Compensation for the year bears to the total Compensation of all Non-Highly Compensated Participants.

    4.7    MAXIMUM CONTRIBUTION PERCENTAGE
           -------------------------------

           (a) The "Contribution Percentage" for the Highly Compensated Participant group shall not exceed the greater of:

               (1) 125 percent of such percentage for the Non-Highly Compensated Participant group; or

               (2) the lesser of 200 percent of such percentage for the Non-Highly Compensated Participant group, or such percentage for the Non-Highly Compensated Participant group plus 2 percentage points. However, to prevent the multiple use of the alternative method described in this paragraph and Code Section 401(m)(9)(A), any Highly Compensated Participant eligible to make elective deferrals pursuant to Section IV.2 or any other cash or deferred arrangement maintained by the Employer or an Affiliated Employer and to make Employee contributions or to receive matching contributions under this Plan or any other plan maintained by the Employer or an Affiliated Employer shall have his actual contribution ratio reduced pursuant to Regulation 1.401(m)-2. The provisions of Code Section 401(m) and Regulations 1.401(m)-1(b) and 1.401(m)-2 are incorporated herein by reference.

           (b) For the purposes of this Section and Section 4.9, "Contribution Percentage" for a Plan Year means, with respect to the Highly Compensated Participant group and Non-Highly Compensated Participant group, the average of the ratios (calculated separately for each Employee in each group) of:

               (1) the sum of Matching Contributions contributed under the Plan on behalf of each such Participant for such Plan Year; to

               (2) the Participant's Compensation for such Plan Year.

           (c) For purposes of determining the "Contribution Percentage" and the amount of Excess Aggregate Contributions pursuant to Section IV.8.(d), only Matching Contributions (excluding Matching Contributions forfeited or distributed pursuant to Sections IV.2.(f) and IV.6.(a)(i) or forfeited pursuant to Section IV.8.(a)) contributed to the Plan prior to the end of the succeeding Plan Year shall be considered. In addition, the Administrator may elect to take into account, with respect to Participants eligible to have Matching Contributions pursuant to Section IV.1.(b) allocated to their account, elective contributions (as defined in Regulation 1.402(g)-1(b)), and qualified non-elective contributions (as defined in Code Sec tion 401(m)(4)(C)) contributed to any plan maintained by the Employer. Such elective contributions and qualified non-elective contributions shall be treated as Matching Contributions subject to Regulation 1.401(m)-1(b)(5), which is incorporated herein by reference. However, the Plan Year must be the same as the plan year of the plan to which elective contributions and the qualified non-elective contributions are made.

           (d) For the purpose of determining the actual contribution ratio of a Highly Compensated Employee who is subject to the Family Member aggregation rules of Code Section 414(q)(6) because such Employee is either a "five percent owner" of the Employer or one of the ten (10) Highly Compensated Employees paid the greatest "415 Compensation" during the year, the following shall apply:

               (1) The combined actual contribution ratio for the family group (which shall be treated as one Highly Compensated Participant) shall be determined by aggregating Matching Contributions made pursuant to
           Section IV.1.(b) and Compensation of all eligible Family Members (including Highly Compensated Participants). However, in applying the $150,000 limit to Compensation, Family Members shall include only the affected Employee's spouse and any lineal descendants who have not attained age 19 before the close of the Plan Year.

               (2) The Matching Contributions and Compensation of all Family Members shall be disregarded for purposes of determining the "Actual Contribution Percentage" of the Non-Highly Compensated Participant group except to the extent taken into account in paragraph (1) above.

               (3) If a Participant is required to be aggregated as a member of more than one family group in a plan, all Participants who are members of those family groups that include the Participant are aggregated as one family group in accordance with paragraphs (1) and
           (2) above.

           (e) For purposes of this Section and Code Sections 401(a)(4), 410(b) and 401(m), if two or more plans of the Employer to which matching contributions, Employee contributions, or both, are made are treated as one plan for purposes of Code Sections 401(a)(4) or 410(b) (other than the average benefits test under Code Section 410(b)(2)(A)(ii)), such plans shall be treated as one plan. In addition, two or more plans of the Employer to which matching contributions, Employee contributions, or both, are made may be considered as a single plan for purposes of determining whether or not such plans satisfy Code Sections 401(a)(4), 410(b) and 401(m). In such a case, the aggregated plans must satisfy this Section and Code Sections 401(a)(4), 410(b) and 401(m) as though such aggregated plans were a single plan. Plans may be aggregated under this paragraph (e) only if they have the same plan year.

           Notwithstanding the above, an employee stock ownership plan described in Code Section 4975(e)(7) or 409 may not be aggregated with this Plan for purposes of determining whether the employee stock ownership plan or this Plan satisfies this Section and Code Sections 401(a)(4), 410(b) and 401(m).

           (f) If a Highly Compensated Participant is a Participant under two or more plans (other than an employee stock ownership plan as defined in Code
    Section 4975(e)(7) or 409) which are maintained by the Employer or an Affiliated Employer to which matching contributions, Employee contributions, or both, are made, all such contributions on behalf of such Highly Compensated Participant shall be aggregated for purposes of determining such Highly Compensated Participant's actual contribution ratio. However, if the plans have different plan years, this paragraph shall be applied by treating all plans ending with or within the same calendar year as a single plan.

           (g) For purposes of Sections IV.7.(a) and IV.8, a Highly Compensated Participant and Non-Highly Compensated Participant shall include any Employee eligible to have Matching Contributions pursuant to Section IV.1.(b) (whether or not a deferral election was made or suspended pursuant to Section IV.2) allocated to his account for the Plan Year.

    4.8    ADJUSTMENT FOR EXCESSIVE CONTRIBUTION PERCENTAGE
           ------------------------------------------------

           (a) In the event that the "Contribution Percentage" for the Highly Compensated Participant group exceeds the "Contribution Percentage" for the Non-Highly Compensated Participant group pursuant to Section IV.7.(a), the Administrator, on or before the fifteenth day of the third month following the end of the Plan Year, but in no event later than the close of the following Plan Year, shall direct the Trustee to distribute to the Highly Compensated Participant having the highest actual contribution ratio his Vested portion of Excess Aggregate Contributions (and any income allocable to such contributions) and, if forfeitable, forfeit such non-Vested Excess Aggregate Contributions attributable to Matching Contributions (and income allocable to such forfeitures) until either one of the tests set forth in
    Section IV.7.(a) is satisfied, or until his actual contribution ratio equals the actual contribution ratio of the Highly Compensated Participant having the second highest actual contribution ratio. This process shall continue until one of the tests set forth in Section IV.7.(a) is satisfied.

           (b) Any distribution and/or forfeiture of less than the entire amount of Excess Aggregate Contributions (and income) shall be treated as a pro rata distribution and/or forfeiture of Excess Aggregate Contributions and income. Distribution of Excess Aggregate Contributions shall be designated by the Employer as a distribution of Excess Aggregate Contributions (and income). Forfeitures of Excess Aggregate

    Contributions shall be treated in accordance with Section IV.4. However, no such forfeiture may by allocated to a Highly Compensated Participant whose contributions are reduced pursuant to this Section.

           (c) Excess Aggregate Contributions, including forfeited Matching Contributions, shall be treated as Employer contributions for purposes of Code Sections 404 and 415 even if distributed from the Plan.

           Forfeited Matching Contributions that are reallocated to Participants' Accounts for the Plan Year in which the forfeiture occurs shall be treated as an "annual addition" pursuant to Section IV.9.(b) for the Participants to whose Accounts they are reallocated and for the Participants from whose Accounts they are forfeited.

           (d) For each Highly Compensated Participant, the amount of Excess Aggregate Contributions is equal to the total Matching Contributions and any qualified non-elective contributions or elective contributions taken into account pursuant to Section IV.7.(c) on behalf of the Highly Compensated Participant (determined prior to the application of this paragraph) minus the amount determined by multiplying the Highly Compensated Participant's actual contribution ratio (determined after application of this paragraph) by his Compensation. The actual contribution ratio must be rounded to the nearest one-hundredth of one percent. In no case shall the amount of Excess Aggregate Contribution with respect to any Highly Compensated Participant exceed the amount of Matching Contributions and any qualified non-elec tive contributions or elective contributions taken into account pursuant to
    Section IV.7.(c) on behalf of such Highly Compensated Participant for such Plan Year.

           (e) The determination of the amount of Excess Aggregate Contributions with respect to any Plan Year shall be made after first determining the Excess Contributions, if any, to be treated as voluntary Employee contributions due to recharacterization for the plan year of any other qualified cash or deferred arrangement (as defined in Code Section 401(k)) maintained by the Employer that ends with or within the Plan Year.

           (f) The determination and correction of Excess Aggregate Contributions of a Highly Compensated Participant whose actual contribution ratio is determined under the family aggregation rules shall be accomplished by reducing the actual contribution ratio as required herein, and allocating the Excess Aggregate Contributions for the family unit among the Family Members in proportion to the sum of Matching Contributions and any qualified non-elective contributions or elective contributions taken into account pursuant to Section IV.7.(c) of each Family Member that were combined to determined the group actual contribution ratio.

           (g) If during a Plan Year the projected aggregate amount of Matching Contributions to be allocated to all Highly Compensated Participants under this Plan would, by virtue of the tests set forth in Section IV.7.(a), cause the Plan to fail such tests, then the Administrator may automatically reduce proportionately or in the order provided in Section IV.8.(a) each affected Highly Compensated Participant's projected share of such contributions by an amount necessary to satisfy one of the tests set forth in Section IV.7.(a).

           (h) Notwithstanding the above, if necessary, within twelve (12) months after the end of the Plan Year, the Employer may make a special qualified non-elective contribution (as defined in Code Sec tion 401(m)(4)(C) on behalf of Non-Highly Compensated Participants in an amount sufficient to satisfy one of the tests set forth in Section IV.7.(a) Such contribution shall be allocated to the Participant's Elective Account of each Non-Highly Compensated Participant in the same proportion that each Non-Highly Compensated Participant's Compensation for the year bears to the total Compensation of all Non-Highly Compensated Participants. A separate accounting shall be maintained for the purpose of excluding such contributions from the "Actual Deferral Percentage" tests pursuant to
    Section IV.5.(a).

    4.9    MAXIMUM ANNUAL ADDITIONS
           ------------------------

           (a) Notwithstanding the foregoing, the maximum "annual additions" credited to a Participant's accounts for any "limitation year" shall equal the lesser of: (1) $30,000 (or, if greater, one-fourth of the dollar limitation in effect under Code Section 415(b)(1)(A)) or (2) twenty-five percent (25%) of the Participant's "415 Compensation" for such "limitation year."

           (b) For purposes of applying the limitations of Code Section 415, "annual additions" means the sum credited to a Participant's accounts for any "limitation year" of (1) Employer Contributions, (2) Employee contributions, (3) forfeitures, (4) amounts allocated, after March 31, 1984, to an individual medical account, as defined in Code Section 415(l)(2) that is part of a pension or annuity plan maintained by the Employer and (5) amounts derived from contributions paid or accrued in taxable years ending after December 31, 1985, that are attributable to post-retirement medical benefits allocated to the separate account of a key employee (as defined in Code Section 419A(d)(3)) under a welfare benefit plan (as defined in Code
    Section 419(e)) maintained by the Employer. The "415 Compensation" percentage limitation referred to in paragraph (a)(2) above shall not apply to: (1) any contribution for medical benefits (within the meaning of Code
    Section 419A(f)(2)) after separation from service that is otherwise treated as an "annual addition," or (2) any amount otherwise treated as an "annual addition" under Code Section 415(l)(1).

           (c) For purposes of applying the limitations of Code Section 415, the transfer of funds from one qualified plan to another is not an "annual addition." In addition, the following are not Employee contributions for the purposes of Section IV.9(b)(2): (1) rollover contributions (as defined in Code Sections 402(a)(5), 403(a)(4), 403(b)(8) and 408(d)(3)); (2) repayments of loans made to a Participant from the Plan; (3) repayments of distributions received by an Employee pursuant to Code Section 411(a)(7)(B) (cash-outs); (4) repayments of distributions received by an Employee pursuant to Code Section 411(a)(3)(D) (mandatory contributions); and (5) Employee contributions to a simplified employee pension excludable from gross income under Code Section 408(k)(6).

           (d) For purposes of applying the limitations of Code Section 415, "415 Compensation" shall include the Participant's wages, salaries, fees for professional services, and other amounts received for personal services actually rendered in the course of employment with an Employer maintaining the Plan (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, and reimbursements or other expense allowances under a nonaccountable plan (as described in Regulation 1.62-2(c)) for a Plan Year.

           "415 Compensation" shall exclude (1)(A) contributions made by the Employer to a plan of deferred compensation to the extent that, before the application of the Code Section 415 limitations to the Plan, the contributions are not includable in the gross income of the Employee for the taxable year in which contributed, (B) Employer contributions made on behalf of an Employee to a simplified employee pension plan described in Code
    Section 408(k) to the extent such contributions are excludable from the Employee's gross income, (C) any distributions from a plan of deferred compensation; (2) amounts realized from the exercise of a non-qualified stock option or when restricted stock (or property) held by an Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture; (3) amounts realized from the sale, exchange, or other disposition of stock acquired under a qualified stock option; and (4) other amounts that receive special tax benefits, such as premiums for group term life insurance (but only to the extent that the premiums are not includable in the gross income of the Employee), or contributions made by the Employer (whether or not under a salary reduction agreement) towards the purchase of any annuity contract described in Code Section 403(b) (whether or not the contributions are excludable from the gross income of the Employee). "415 Compensation" shall be limited to $150,000 (unless adjusted in the same manner as permitted under Code Section 415(d)).

           (e) For purposes of applying the limitations of Code Section 415, the "limitation year" shall be the Plan Year.

           (f) The dollar limitation under Code Section 415(b)(1)(A) stated in paragraph (a)(1) above shall be adjusted annually as provided in Code
    Section 415(d) pursuant to the Regulations. The adjusted limitation is effective as of January 1st of each calendar year and is applicable to "limitation years" ending with or within that calendar year.

           (g) For the purpose of this Section, all qualified defined benefit plans (whether terminated or not) ever maintained by the Employer shall be treated as one defined benefit plan, and all qualified defined contribution plans (whether terminated or not) ever maintained by the Employer shall be treated as one defined contribution plan.

           (h) For the purpose of this Section, if the Employer is a member of a controlled group of corporations, trades or businesses under common control (as defined by Code Section 1563(a) or Code Section 414(b) and (c) as modified by Code Section 415(h)), is a member of an affiliated service group (as defined by Code Section 414(m)), or is a member of a group of entities required to be aggregated pursuant to Regulations under Code Section 414(o), all Employees of such Employers shall be considered to be employed by a single Employer.

           (i) For the purpose of this Section, if this Plan is a Code Section 413(c) plan, all Employers of a Participant who maintain this Plan will be considered to be a single Employer.

           (j) (1) If a Participant participates in more than one defined contribution plan maintained by the Employer which have different Anniversary Dates, the maximum "annual additions" under this Plan shall equal the maximum "annual additions" for the "limitation year" minus any "annual additions" previously credited to such Participant's accounts during the "limitation year."

               (2) If a Participant participates in both a defined contribution plan subject to Code Section 412 and a defined contribution plan not subject to Code Section 412 maintained by the Employer which have the same Anniversary Date, "annual additions" will be credited to the Participant's accounts under the defined contribution plan subject to Code Section 412 prior to crediting "annual additions" to the Participant's accounts under the defined contribution plan not subject to Code Section 412.

               (3) If a Participant participates in more than one defined contribution plan not subject to Code Section 412 maintained by the Employer which have the same Anniversary Date, the maximum "annual additions" under this Plan shall equal the product of (A) the maximum "annual additions" for the "limitation year" minus any "annual additions" previously credited under subparagraphs (1) or (2) above, multiplied by (B) a fraction (i) the numerator of which is the "annual additions" which would be credited to such Participant's accounts under this Plan without regard to the limitations of Code
           Section 415 and (ii) the denominator of which is such "annual additions" for all plans described in this subparagraph.

           (k) If an Employee is (or has been) a Participant in one or more defined benefit plans and one or more defined contribution plans maintained by the Employer, the sum of the defined benefit plan fraction and the defined contribution plan fraction for any "limitation year" may not exceed 1.0.

           (l) The defined benefit plan fraction for any "limitation year" is a fraction, the numerator of which is the sum of the Participant's projected annual benefits under all the defined benefit plans (whether or not terminated) maintained by the Employer, and the denominator of which is the lesser of 125 percent of the dollar limitation determined for the "limitation year" under Code Sections 415(b) and (d) or 140 percent of the highest average compensation, including any adjustments under Code Section 415(b).

           Notwithstanding the above, if the Participant was a Participant as of the first day of the first "limitation year" beginning after December 31, 1986, in one or more defined benefit plans maintained by the Employer which were in existence on May 6, 1986, the denominator of this fraction will not be less than 125 percent of the sum of the annual benefits under such plans which the Participant had accrued as of the close of the last "limitation year" beginning before January 1, 1987, disregarding any changes in the terms and conditions of the plan after May 5, 1986. The preceding sentence applies only if the defined benefit plans individually and in the aggregate satisfied the requirements of Code Section 415 for all "limitation years" beginning before January 1, 1987.


           (m) The defined contribution plan fraction for any "limitation year" is a fraction, the numerator of which is the sum of the annual additions to the Participant's Account under all the defined contribution plans (whether or not terminated) maintained by the Employer for the current and all prior "limitation years" (including the annual additions attributable to the Participant's nondeductible Employee contributions to all defined benefit plans, whether or not terminated, maintained by the Employer, and the annual additions attributable to all welfare benefit funds, as defined in Code
    Section 419(e), and individual medical accounts, as defined in Code Section 415(l)(2), maintained by the Employer), and the denominator of which is the sum of the maximum aggregate amounts for the current and all prior "limitation years" of service with the Employer (regardless of whether a defined contribution plan was maintained by the Employer). The maximum aggregate amount in any "limitation year" is the lesser of 125 percent of the dollar limitation determined under Code Sections 415(b) and (d) in effect under Code Section 415(c)(1)(A) or 35 percent of the Participant's Compensation for such year.

           If the Employee was a Participant as of the end of the first day of the first "limitation year" beginning after December 31, 1986, in one or more defined contribution plans maintained by the Employer which were in existence on May 6, 1986, the numerator of this fraction will be adjusted if the sum of this fraction and the defined benefit fraction would otherwise exceed 1.0 under the terms of this Plan. Under the adjustment, an amount equal to the product of (1) the excess of the sum of the fractions over 1.0 times (2) the denominator of this fraction, will be permanently subtracted from the numerator of this fraction. The adjustment is calculated using the fractions as they would be computed as of the end of the last "limitation year" beginning before January 1, 1987, and disregarding any changes in the terms and conditions of the Plan made after May 5, 1986, but using the Code
    Section 415 limitation applicable to the first "limitation year" beginning on or after January 1, 1987. The annual addition for any "limitation year" beginning before January 1, 1987 shall not be recomputed to treat all Employee contributions as annual additions.

           (n) Notwithstanding the foregoing, for any "limitation year" in which percent in paragraph (l) and (m) unless the extra minimum allocation is being provided pursuant to Section IV.4. However, for any "limitation year" in which the Plan is a Super Top Heavy Plan, 100 percent shall be substituted for 125 percent in any event.

           (o) If the sum of the defined benefit plan fraction and the defined contribution plan fraction shall exceed 1.0 in any "limitation year" for any Participant in this Plan, the Administrator shall limit, to the extent necessary, the "annual additions" to such Participant's accounts for such "limitation year." If, after limiting the "annual additions" to such Participant's accounts for the "limitation year," the sum of the defined benefit plan fraction and the defined contribution plan fraction still exceed 1.0, the Administrator shall then adjust the numerator of the defined benefit plan fraction so that the sum of both fractions shall not exceed 1.0 in any "limitation year" for such Participant.

           (p) Notwithstanding anything contained in this Section to the contrary, the limitations, adjustments and other requirements prescribed in this Section shall at all times comply with the provisions of Code Section 415 and the Regulations thereunder, the terms of which are specifically incorporated herein by reference.

    4.10   ADJUSTMENT FOR EXCESSIVE ANNUAL ADDITIONS
           -----------------------------------------

           (a) If as a result of the allocation of Forfeitures, a reasonable error in estimating a Participant's Compensation, a reasonable error in determining the amount of elective deferrals (within the meaning of Code
    Section 402(g)(3)) that may be made with respect to any Participant under the limits of Section IV.9 or other facts and circumstances to which Regulation 1.415-6(b)(6) shall be applicable, the "annual additions" under this Plan would cause the maximum "annual additions" to be exceeded for any Participant, the Administrator shall (1) distribute any elective deferrals (within the meaning of Code
    Section 402(g)(3)) or return any voluntary Employee contributions credited for the "limitation year" to the extent that the return would reduce the "excess amount" in the Participant's accounts (2) hold any "excess amount" remaining after the return of any elective deferrals or voluntary Employee contributions in a "Section 415 suspense account" (3) allocate and reallocate the "Section 415 suspense account" in the next "limitation year" (and succeeding "limitation years" if necessary) to all Participants in the Plan before any Employer or Employee contributions which would constitute "annual additions" are made to the Plan for such "limitation year," or (4) reduce Employer contributions to the Plan for such "limitation year" by the amount of the "Section 415 suspense account" allocated and reallocated during such "limitation year."

           (b) For purposes of this Article, "excess amount" for any Participant for a "limitation year" shall mean the excess, if any, of (1) the "annual additions" which would be credited to his account under the terms of the Plan without regard to the limitations of Code Section 415 over (2) the maximum "annual additions" determined pursuant to Section IV.9.

           (c) For purposes of this Section, "Section 415 suspense account" shall mean an unallocated account equal to the sum of "excess amounts" for all Participants in the Plan during the "limitation year." The "Section 415 suspense account" shall not share in any earnings or losses of the Trust Fund .

    4.11   TRANSFERS FROM QUALIFIED PLANS
           ------------------------------

           (a) With the consent of the Administrator, amounts may be transferred from other qualified plans, provided that the trust from which such funds are transferred permits the transfer to be made and the transfer will not jeopardize the tax exempt status of the Plan or Trust or create adverse tax consequences for the Employer. The amounts transferred shall be set up in a separate account herein referred to as a "Participant's Rollover Account." Such account shall be fully Vested at all times and shall not be subject to Forfeiture for any reason.

           (b) Amounts in a Participant's Rollover Account shall be held by the Trustee pursuant to the provisions of this Plan, and such amounts may not be withdrawn by, or distributed to the Participant, in whole or in part, except as provided in paragraphs (c) and (d) of this Section.

           (c) Except as permitted by Regulations (including Regulation 1.411
    (d)-4), amounts attributable to elective contributions (as defined in Regulation 1.401(k)-1(g)(3)), including amounts treated as elective contributions, which are transferred from another qualified plan in a plan-to-plan transfer shall be subject to the distribution limitations provided for in Regulation 1.401(k)-1(d).

           (d) At Normal Retirement Date, or such other date when the Participant or his Beneficiary shall be entitled to receive benefits, the fair market value of the Participant's Rollover Account shall be used to provide benefits to the Participant or his Beneficiary. Any distributions of amounts held in a Participant's Rollover Account shall be made in a manner that is consistent with and satisfies the provisions of Section VI.5. Further, such amounts shall be considered as part of a Participant's benefit in determining whether an involuntary cash-out of benefits without Participant consent may be made.

           (e) All amounts allocated to a Participant's Rollover Account shall be invested pursuant to Section VII.2.

           (f) For purposes of this Section, the term "qualified plan" shall mean any tax qualified plan under Code Section 401(a). The term "amounts transferred from other qualified plans" shall mean: (i) amounts transferred to this Plan directly from another qualified plan; (ii) distributions from another qualified plan which are eligible rollover distributions and which are either transferred by the Employee to this Plan within sixty (60) days following his receipt thereof or are transferred pursuant to a direct rollover; (iii) amounts transferred to this Plan from a conduit individual retirement account provided that the conduit individual retirement account has no assets other than assets which (A) were previously distributed to the Employee by another qualified plan as a lump-sum distribution (B) were eligible for tax-free rollover to a qualified plan and (C) were deposited in such conduit individual retirement account within sixty (60) days of receipt thereof and other than earnings on said assets; and (iv) amounts distributed to the Employee from a conduit individual retirement account meeting the requirements of clause (iii) above, and transferred by the Employee to this Plan within sixty (60) days of his receipt thereof from such conduit individual retirement account.

           (g) Prior to accepting any transfers to which this Section applies, the Administrator may require the Employee to establish that the amounts to be transferred to this Plan meet the requirements of this Section and may also require the Employee to provide an opinion of counsel satisfactory to the Employer that the amounts to be transferred meet the requirements of this Section.

           (h) Notwithstanding anything herein to the contrary, this Plan shall not accept any direct or indirect transfers (as that term is defined and interpreted under Code Section 401(a)(11) and the Regulations thereunder) from a defined benefit plan, money purchase plan (including a target benefit plan), stock bonus or profit sharing plan that would otherwise have provided for a life annuity form of payment to the Participant.

           (i) Notwithstanding anything herein to the contrary, a transfer directly to this Plan from another qualified plan (or a transaction having the effect of such a transfer) shall be permitted only if it will not result in the elimination or reduction of any benefit in violation of Code Section 411(d)(6).

    4.12   TRANSFERS FROM OTHER PLANS
           --------------------------

    With the consent of the Administrator, lump sum distribution amounts may be transferred from any other qualified plan to this Plan. The amounts transferred shall be set up in a separate account to be held by the Trustee referred to as a "Plan Transfer Account." Such account shall be fully Vested at all times and shall not be subject to Forfeiture for any reason. For purposes of this Section, a Plan Transfer Account shall mean an Account that complies with Code
Section 402. Any distributions of amounts held in a Participant's Plan Transfer Account shall be made in accordance with Section VI.5. With respect to amounts attributable to after-tax employee contributions, including amounts treated as after-tax employee contributions, which are transferred from another qualified plan in a plan-to-plan transfer, and subject to such uniform and nondiscriminatory rules as the Administrator may establish, a Participant may elect to withdraw all or part of such amounts once each Plan Year. Such request shall be made in accordance with the procedure established by the Administrator.

    4.13   SUSPENSE ACCOUNT
           ----------------

    All Employer Contributions, Forfeitures and net income (or net loss) of the Trust Fund shall be held in a suspense account until allocated to the applicable Participants' Accounts.

                                   ARTICLE 5
                                   VALUATIONS

    5.1    VALUATION OF THE TRUST FUND
           ---------------------------

    The Administrator shall direct the Trustee, as of each Valuation Date, and at such other date or dates deemed necessary by the Administrator, to determine the net worth of the assets comprising the Trust Fund as it exists on the Valuation Date. In determining such net worth, the Trustee shall value the assets comprising the Trust Fund at their fair market value as of the Valuation Date and shall deduct all expenses for which the Trustee has not yet obtained reimbursement from the Employer or the Trust Fund.

    5.2    METHOD OF VALUATION
           -------------------

    Valuations must be made in good faith and based on all relevant factors for determining the fair market value of securities. In the case of a transaction between a Plan and a disqualified person, value must be determined as of the date of the transaction. For all other Plan purposes, value must be determined as of the most recent valuation date under the Plan. An independent appraisal will not in itself be a good faith determination of value in the case of a transaction between the Plan and a disqualified person. However, in other cases, a determination of fair market value based on at least an annual appraisal independently arrived at by a person who customarily makes such appraisals and who is independent of any party to the transaction will be deemed to be a good faith determination of value.

                                   ARTICLE 6
                  DETERMINATION AND DISTRIBUTION OF BENEFITS

    6.1    BENEFITS UPON RETIREMENT
           ------------------------

    A Participant who terminates his employment on or after his Normal Retirement Date shall be distributed a benefit in accordance with Section VI.5 equal in value to the balance in the Participant's Accounts as of his Benefit Commencement Date, such balance to be determined as of the Valuation Date immediately preceding the Participant's Benefit Commencement Date.

    6.2    BENEFITS UPON DEATH
           -------------------

           (a) Upon the death of a Participant before his Retirement Date or other termination of his employment, all amounts credited to such Participant's Account shall become fully Vested. The Participant's Beneficiary shall be distributed a benefit in accordance with Section VI.7 equal in value to the balance in the Participant's Accounts as of the Benefit Commencement Date to the Beneficiary, such balance to be determined as of the Valuation Date immediately preceding such Benefit Commencement Date.

           (b) The Administrator may require such proper proof of death and such evidence of the right of any person to receive payment of the value of the account of a deceased Participant as the Administrator may deem desirable. The Administrator's determination of death and of the right of any person to receive payment shall be conclusive.

           (c) The Beneficiary of the death benefit payable pursuant to this Section shall be the Participant's spouse; provided, however, the Participant may designate a Beneficiary other than his spouse if:

               (1) the spouse has waived her right to be the Participant's Beneficiary, or

               (2) the Participant has no spouse, or

               (3) the spouse cannot be located.

           In such event, the designation of a Beneficiary shall be made on a form satisfactory to the Administrator. A Participant may at any time revoke his designation of a Beneficiary or change his Beneficiary by filing written notice of such revocation or change with the Administrator. However, the Participant's spouse must again consent in writing to any such change or revocation unless the original consent acknowledged that the spouse had the right to limit consent only to a specific Beneficiary and that the spouse voluntarily elected to relinquish such right. In the event no valid designation of Beneficiary exists at the time of the Participant's death, the death benefit shall be payable to his estate.

           (d) Any consent by the Participant's spouse to waive any rights to the death benefit must be in writing, must acknowledge the effect of such waiver, and be witnessed by a Plan representative or a notary public. Further, the spouse's consent must be irrevocable and must acknowledge the specific nonspouse Beneficiary.

    6.3    BENEFITS UPON DISABILITY
           ------------------------

    In the event a Participant's employment is terminated due to a Total and Permanent Disability prior to his Retirement Date or other termination of his employment, all amounts credited to such Participant's Account shall become fully Vested. In the event of a Participant's Total and Permanent Disability, such Participant shall be distributed a benefit in accordance with Section VI.5 equal in value to the balance in the Participant's Accounts as of his Benefit Commencement Date, such balance to be determined as of the Valuation Date immediately preceding his Benefit Commencement Date.

    6.4    BENEFITS UPON TERMINATION
           -------------------------

           (a) Each Participant whose employment is terminated for any reason other than Total and Permanent Disability, retirement or death shall be distributed a benefit in accordance with Section VI.5 equal in value to the sum of his Vested interest in the balance of his Participant's Accounts as of his Benefit Commencement Date, such balance to be determined as of the Valuation Date immediately preceding his Benefit Commencement Date.

           (b) For purposes of this Section, a Participant's Vested interest in Participant's Matching Account and Participant's Non-Elective Account shall be determined by such Participant's years of Vesting Service in accordance with the following schedule:

           Years of Vesting Service     Vested Interest
           ------------------------     ---------------

           Less than 1 year                     0%
           1 year                              20%
           2 years                             40%
           3 years                             60%
           4 years                             80%
           5 years or more                    100%

           (c) The computation of a Participant's nonforfeitable percentage of his interest in the Plan shall not be reduced as the result of any direct or indirect amendment to this Article. In the event that the Plan is amended to change or modify any vesting schedule, a Participant with a least three (3) Years of Service as of the expiration date of the election period may elect to have his nonforfeitable percentage computed under the Plan without regard to such amendment. If a Participant fails to make such election, then such Participant shall be subject to the new vesting schedule. The Participant's election period shall commence on the adoption date of the amendment and shall end 60 days after the latest of:

               (1) the adoption date of the amendment,

               (2) the effective date of the amendment, or

               (3) the date the Participant receives written notice of the amendment from the Employer or Administrator.

           (d) Paragraph (b) above not withstanding, a Participant shall have a 100% Vested interest in his Participant's Matching Account and his Participant's Non-Elective Account upon attainment of his Normal Retirement Date.

           (e) A Participant shall have a 100% Vested interest in his Participant Elective Account, his Participant's Plan Transfer Account, and his Participant's Rollover Account at all times.

           (f) (1) If any Former Participant shall be reemployed by the Employer before a 1-Year Break in Service occurs, he shall continue to participate in the Plan in the same manner as if such termination had not occurred.

               (2) If any Former Participant shall be reemployed by the Employer before five (5) consecutive 1-Year Breaks in Service, and such Former Participant had received a distribution of his entire Vested interest prior to his reemployment, his forfeited account shall be reinstated only if he repays the full amount distributed to him before the earlier of five (5) years after the first date on which the Participant is subsequently reemployed by the Employer or the close of the first period of 5 consecutive 1-Year Break in Service commencing after the distribution. In the event the Former Participant does repay the full amount distributed to him, the undistributed portion of the Partici pant's Account must be restored in full, unadjusted by any gains or losses occurring subsequent to the Anniversary Date or other valuation date preceding his termination.

               (3) If any Former Participant is reemployed after a 1-Year Break in Service has occurred, Years of Service shall include Years of Service prior to his 1-Year Break in Service subject to the following rules:

                   (A) If a Former Participant has a 1-Year Break in Service,
               his pre-break and post-break service shall be used for computing Years of Service for eligibility and for vesting purposes only after he has been employed for one (1) Year of Service following the date of his reemployment with the Employer;

                   (B) Any Former Participant who under the Plan does not have a nonforfeitable right to any interest in the Plan resulting from Employer Contributions shall lose credits otherwise allowable under (i) above if his consecutive 1-Year Breaks in Service equal or exceed the greater of (A) five (5) or (B) the aggregate number of his pre-break Years of Service;

                   (C) After five (5) consecutive 1-Year Breaks in Service, a
               Former Participant's Vested Account balance attributable to pre-break service shall not be increased as a result of post-break service;

                   (D) If a Former Participant who has not had his Years of
               Service before a 1-Year Break in Service disregarded pursuant to
               (ii) above completes one (1) Year of Service for eligibility purposes following his reemployment with the Employer, he shall participate in the Plan retroactively from his date of reemployment;

                   (E) If a Former Participant who has not had his Years of
               Service before a 1-Year Break in Service disregarded pursuant to
               (ii) above completes one (1) Year of Service for eligibility purposes following his reemployment with the Employer (a 1-Year Break in Service previously occurred, but employment had not terminated), he shall participate in the Plan retroactively from his reemployment commencement date.

    6.5    DISTRIBUTION OF BENEFITS
           ------------------------

           (a) Payment of Participant's benefit hereunder shall be made as soon as administratively feasible after the Valuation Date coincident or next succeeding the date the Participant or his Beneficiary becomes entitled to a benefit pursuant to Sections VI.1, VI.2, VI.3 or VI.4.

           (b) The Administrator shall direct the Trustee to distribute to the Participant or his Beneficiary any amount to which he is entitled under the Plan in one lump-sum payment.

           (c) A Participant's benefit may not be paid without the Participant's written consent or, if the Participant is deceased, the Participant's surviving spouse's written consent, if the value exceeds or has ever exceeded $3,500 at the time of any prior distribution. Written consent of the Participant or the Participant's spouse to the distribution must be obtained not more than 90 days before commencement of the distribution. The foregoing shall not apply with respect to distributions that are required under Section VI.5.(d).

           If the value of a Participant's benefit does not exceed and has never exceeded $3,500 at the time of any prior distribution, the Administrator may direct the Trustee to cause the entire benefit to be paid to such Participant without regard to Participant's election or the consent of the spouse .

           (d) Notwithstanding any provision in the Plan to the contrary, the distribution of a Participant's benefits shall be made in accordance with the following requirements and shall otherwise comply with Code Section 401(a)(9) and the Regulations thereunder (including Regulation Section 1.401(a)(9)-2):


               (1) A Participant's benefits shall be distributed to him not later than April 1st of the calendar year following the later of (i) the calendar year in which the Participant attains age 70 1/2 or (ii) the calendar year in which the Participant retires, provided, however, that this clause (ii) shall not apply in the case of a Participant who is a "five (5) percent owner" at any time during the 5-plan-year period ending in the calendar year in which he attains age 70 1/2 or, in the case of a Participant who becomes a "five (5) percent owner" during any subsequent Plan Year, clause (ii) shall no longer apply and the required beginning date shall be the April 1st of the calendar year following the calendar year in which such subsequent Plan Year ends. Alternatively, distributions to a Participant must begin no later than the applicable April 1st as determined under the preceding sentence and must be made over the life expectancy of the Participant (or the life expectancies of the Participant and his designated Beneficiary) in accordance with Regulations. For Plan Years begin ning after December 31, 1988, clause (ii) above shall not apply to a Participant unless the Partici pant had attained age 70 1/2 before January 1, 1988, and was not a "five (5) percent owner" at any time during the Plan Year ending with or within the calendar year in which the Participant attained age 66 1/2 or any subsequent Plan Year.

               (2) Distributions to a Participant and his Beneficiaries shall only be made in accordance with the incidental death benefit requirements of Code Section 401(a)(9)(G) and the Regulations thereunder.

    6.6    DISTRIBUTION OF BENEFITS UPON DEATH
           -----------------------------------

           (a) The death benefit payable pursuant to Section VI.2 shall be paid to the Participant's Beneficiary as soon as administratively feasible after the Valuation Date coincident with or next succeeding the date of the Participant's death by one lump-sum payment in cash.

           (b) Notwithstanding any provision in the Plan to the contrary, distributions upon the death of a Participant shall be made in accordance with the following requirements and shall otherwise comply with Code Section 401(a)(9) and the Regulations thereunder. If it is determined pursuant to Regulations that the distribution of a Participant's interest has begun in accordance with a method selected in Section VI.5 and the Participant dies before his entire interest has been distributed to him, the remaining portion of such interest shall be distributed at least as rapidly as under the method of distribution selected pursuant to Section VI.5 as of his date of death.

           (c) If a Participant dies before he has begun to receive any distributions of his interest under the Plan or before distributions are deemed to have begun pursuant to Regulations, then his death benefit shall be distributed to his Beneficiaries by December 31 of the calendar year in which the fifth anniversary of his date of death occurs.

           (d) The 5-year distribution requirement of Section VI.6.(c) shall not apply to any portion of the deceased Participant's interest which is payable to or for the benefit of a designated

    Beneficiary. In such event, such portion may be distributed over a period not extending beyond the life expectancy of such designated Beneficiary provided such distribution begins not later than December 31 of the calendar year immediately following the calendar year in which the Participant died.

           In the event the Participant's spouse is his Beneficiary, the requirement that distributions commence within one year of a Participant's death shall not apply. In lieu thereof, such distribution must commence on or before the later of: (1) December 31 of the calendar year immediately following the calendar year in which the Participant died; or (2) December 31 of the calendar year in which the Participant would have attained age seventy and one-half (70 1/2). If the surviving spouse dies before the distributions to such spouse begin, then the 5-year distribution requirement of Section VI.6.(c) shall apply as if the spouse were the Participant.


    6.7    TIME OF SEGREGATION OR DISTRIBUTION
           -----------------------------------

    Except as limited by Sections VI.5 and VI.6, whenever the Trustee is to make a distribution or to commence a series of payments on a Benefit Commencement Date, the distribution or series of payments may be made or begun on such date or as soon thereafter as is practicable, but in no event later than 180 days after a Valuation Date. Unless a Participant elects in writing to defer the receipt of benefits, (such election may not result in a death benefit that is more than incidental), the payment of benefits shall begin not later than the 60th day after the close of the Plan Year in which the latest of the following events occurs:

           (a) the date on which the Participant attains the earlier of age 65 or the Normal Retirement Age specified herein,

           (b) the 10th anniversary of the year in which the Participant commenced participation in the Plan, or

           (c) the date the Participant terminates his service with the Employer.

    6.8    DISTRIBUTION FOR MINOR BENEFICIARY
           ----------------------------------

    In the event a distribution is to be made to a minor, then the Administrator may, in the Administrator's sole discretion, direct that such distribution be paid to the legal guardian, or if none, to a parent of such Beneficiary or a responsible adult with whom the Beneficiary maintains his residence, or to the custodian for such Beneficiary under the Uniform Gift to Minors Act or Gift to Minors Act, if such is permitted by the laws of the state in which said Beneficiary resides. A payment to such legal guardian, parent or responsible adult shall fully discharge the Trustee, Employer, and Plan from further liability on account thereof.

    6.9    UNCLAIMED BENEFITS
           ------------------

    In the case of a benefit payable on behalf of a Participant, if the Administrator is unable to locate the Participant or beneficiary to whom such benefit is payable within two years of the date on which such benefit first became payable, upon the Administrator's determination thereof, such benefit shall be forfeited, held in a suspense account and applied to reduce Employer Contributions next coming due or, pending resumption of Employer Matching Contributions, available for allocation to the Participants' Accounts as of the end of the Plan Year in which the Forfeiture occurred. For all Valuation Dates prior to such application or allocation, forfeited amounts held in the suspense account shall participate in allocations of the net income (or net loss) of the Trust Fund. Notwithstanding the foregoing, if subsequent to any such forfeiture the Participant or Beneficiary to whom such benefit is payable makes a valid claim for such benefit, such forfeited benefit shall be restored to the Plan in the manner provided in Section IV.4.(c).

    6.10   LIMITATIONS ON BENEFITS AND DISTRIBUTIONS
           -----------------------------------------

           (a) All rights and benefits, including elections, provided to a Participant in this Plan shall be subject to the rights afforded to any "alternate payee" under a "qualified domestic relations order." Furthermore, a distribution to an "alternate payee" shall be permitted if such distribution is authorized by a "qualified domestic relations order," even if the affected Participant has not reached the "earliest retirement age" under the Plan. For the purposes of this Section, "alternate payee," "qualified domestic relations order" and "earliest retirement age" shall have the meaning set forth under Code Section 414(p).

           (b) In accordance with uniform and nondiscriminatory procedures established by the Administrator from time to time, the Administrator upon the receipt of a domestic relations order which seeks to require the distribution of a Participant's Account in whole or in part to an "alternate payee" shall:

               (1) promptly notify the Participant and such "alternate payee" of the receipt of such order and of the procedure which the Administrator will follow to determine whether such order constitutes a "qualified domestic relations order"; and

               (2) determine whether such order constitutes a "qualified domestic relations order," notify the Participant and such "alternate payee" of the results of that determination and, if the Administrator determines that such order constitutes a "qualified domestic relations order":

                   (A) transfer such amounts, if any, as the Administrator
               determines necessary or appropriate from the Participant's Account to a special Account for such "alternate payee" which shall be invested in accordance with Section VII.2 as if the "alternate payee" were a Participant with respect to the special Account; and

                   (B) make such distributions to such "alternate payee" as
               the Administrator deems appropriate under the terms of such order in accordance with Code Section 414(p).

           The determinations and distributions made by, or at the discretion of, the Administrator under this Section VI.10.(b) shall be final and binding on the Participant and on all other persons interested in such order.

    6.11   ADVANCE DISTRIBUTION FOR HARDSHIP
           ---------------------------------

           (a) The Administrator, at the election of the Participant, shall direct the Trustee to distribute to any Participant in any one Plan Year up to 100% of his Participant's Elective Account valued as of the last Valuation Date or other valuation date the amount necessary to satisfy the immediate and heavy financial need of the Participant. Withdrawal under this Section shall be authorized only if the distribution is on account of:

               (1) Medical expenses described in Code Section 213(d) incurred by the Participant, his spouse, or any of his dependents (as defined in Code Section 152);

               (2) The purchase (excluding mortgage payments) of a principal residence for the Participant;

               (3) Payment of tuition for the next semester or quarter of post-secondary education for the Participant, his spouse, children, or dependents; or

               (4) The need to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence.

           (b) No distribution shall be made pursuant to this Section unless the Administrator, based upon the Participant's representation and such other facts as are known to the Administrator, determines that all of the following conditions are satisfied:

               (1) The distribution is not in excess of the amount of the immediate and heavy financial need of the Participant;

               (2) The Participant has obtained all distributions, other than hardship distributions, and all nontaxable loans currently available under all plans maintained by the Employer;

               (3) The Plan, and all other plans maintained by the Employer, provide that the Participant's Elective Contributions and any voluntary contributions will be suspended for at least twelve (12) months after receipt of the hardship distribution; and

               (4) The Plan, and all other plans maintained by the Employer, provide that the Participant may not make Elective Contributions for the Participant's taxable year immediately following the taxable year of the hardship distribution in excess of the applicable limit under Code Section 402(g) for such next taxable year less the amount of such Participant's Elective Contributions for the taxable year as of the hardship distribution.

    6.12   PAYMENT OF DISTRIBUTION DIRECTLY TO ELIGIBLE RETIREMENT PLAN
           ------------------------------------------------------------

           (a) Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee's election under this Section, a Distributee may elect, at the time and in the manner prescribed by the Administrator, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.

           (b) For purposes of this Section the following definitions shall apply:

               (1) "Eligible Rollover Distribution": An Eligible Rollover Distribution is any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated Beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

               (2) "Eligible Retirement Plan": An Eligible Retirement Plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the Distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the surviving spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

               (3) "Distributee": A Distributee includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are Distributees with regard to the interest of the spouse or former spouse.

               (4) "Direct Rollover": A Direct Rollover is a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

           (c) In the event that a Distributee, within thirty (30) days after receiving the explanation required by Section 402(f) of the Code, does not affirmatively elect a Direct Rollover under paragraph (a) above, the Distributee shall be deemed to have elected not to have any portion of the Eligible Rollover Distribution paid directly to an Eligible Retirement Plan.

                                   ARTICLE 7
                                    TRUSTEE

    7.1    TRUST AGREEMENT
           ---------------

    The Company has entered into a Trust Agreement governing the administration of the Trust, the provisions of which are herein incorporated by reference as fully as if set out herein.

    7.2    INVESTMENT FUNDS
           ----------------

    The Trustee (or the Investment Manager if so directed) shall divide the Trust Fund into Investment Funds as the Administrator may approve for investment purposes.

    Designation to each Investment Fund by the Participant shall be in 10% increments. At any time, up to four (4) times during any Plan Year, a Participant may change his designated Investment Fund for future contributions and change the balance from one Investment Fund to another Investment Fund. The Administrator shall make necessary rules and regulations to implement such change of Investment Fund directions pursuant to this paragraph.

    7.3    BENEFITS PAID SOLELY FROM TRUST FUND
           ------------------------------------

    All of the benefits to be paid under Article VI shall be paid by the Trustee out of the Trust Fund to be ad ministered under the Trust Agreement. No Fiduciary shall be responsible or liable in any manner for payment of any such benefits, and all Participants hereunder shall look solely to such Trust Fund and to the adequacy thereof for the payment of any such benefits of any nature or kind which may at any time be payable hereunder.

    7.4    DUTIES OF THE TRUSTEE REGARDING PAYMENTS
           ----------------------------------------

           (a) At the direction of the Administrator, the Trustee shall, from time to time, in accordance with the terms of the Plan, make payments out of the Trust Fund. The Trustee shall not be responsible in any way for the application of such payments.

           (b) In the event that any distribution or payment directed by the Administrator shall be mailed by the Trustee to the person specified in such direction at the latest address of such person filed with the Administrator, and shall be returned to the Trustee because such person cannot be located at such address, the Trustee shall promptly notify the Administrator of such return. Upon the expiration of sixty (60) days after such notification, such direction shall become void and unless and until a further direction by the Ad ministrator is received by the Trustee with respect to such distribution or payment, the Trustee shall there after continue to administer the Trust as if such direction had not been made by the Administrator. The Trustee shall not be obligated to search for or ascertain the whereabouts of any such person.

    7.5    LOANS TO PARTICIPANTS
           ---------------------

           (a) The Trustee may, in the Trustee's discretion, make loans to Participants and Beneficiaries under the following circumstances:

               (1) loans shall be made available to all Participants and Beneficiaries on a reasonably equivalent basis;

               (2) loans shall not be made available to Highly Compensated Employees in an amount greater than the amount made available to other Participant and Beneficiaries;

               (3) loans shall bear a reasonable rate of interest;

               (4) loans shall be secured by fifty percent (50%) of the Participant's nonforfeitable interest in his accounts under the Plan;

               (5) the principal amount of a loan shall not be less than $1,000;

               (6) a loan shall become due and payable in full in the event that the Participant's employment as an Employee terminates for any reason, unless such Participant remains a "party-in-interest" (as defined in Section 3(14) of the Act) with respect to the Plan following his termination of employment; or, in lieu of such acceleration, the loan, at the discretion of the Administrator, shall be cancelled and the amount otherwise distributable to such Participant under the Plan shall be reduced by the amount of the then outstanding principal balance of the loan and accrued interest;

               (7) prepayment of a loan is permitted as of the last day of any month (the "payment month"), provided that prepayments must be for the entire outstanding balance of the loan plus accrued interest to the date of prepayment;

               (8) a loan initiation fee shall be deducted from the proceeds of a loan;

               (9) an annual loan maintenance fee, if assessed by the Administrator, shall be deducted from the Participant's account;

               (10) loans shall provide for repayment over a reasonable period of time; and

               (11) no more than one loan shall be made under this Plan to a Participant or Beneficiary at any one time, and a subsequent loan shall not be made until the end of the one-year period following the date the Participant or Beneficiary repays his immediately preceding loan.

           (b) Loans made pursuant to this Section (when added to the highest outstanding balance, during the one-year period prior to the date of the loan, of all other loans made by the Plan to the Participant) shall be limited to the lesser of:

               (1) $50,000 reduced by the excess (if any) of the highest outstanding balance of loans from the Plan to the Participant during the one year period ending on the day before the date on which such loan is made, over the outstanding balance of loans from the Plan to the Participant on the date on which such loan was made, or

               (2) one-half (1/2) of the present value of the non-forfeitable accrued benefit of the Participant under the Plan.

           For purposes of this limit, all plans of the Employer shall be considered one plan.

           (c) Loans shall provide for level amortization with payments to be made not less frequently than quarterly over a period not to exceed five (5) years. However, loans used to acquire any dwelling unit which, within a reasonable time, is to be used (determined at the time the loan is made) as a principal residence of the Participant shall provide for periodic repayment over a reasonable period of time that may exceed five (5) years.

           (d) Default under a loan shall occur if a payment specified in the promissory note executed in connection with the loan is not made within the period specified for such payment in the note and if any other of the terms and conditions of the loan and in the accompanying promissory note are breached. Upon default, the loan shall become due and payable in full, and the terms of paragraph (a)(6) shall apply as if the Participant terminated employment and did not remain a "party-in-interest" with respect to the Plan.

           (e) Any loans granted or renewed shall be made pursuant to a Participant loan program. Such program shall be established in writing and must include, but need not be limited to, the following:

               (1) the identity of the person or positions authorized to administer the Participant loan program;

                   (2) a procedure for applying for loans;

                   (3) the basis on which loans will be approved or denied;

                   (4) limitations, if any, on the types and amounts of loans offered;

                   (5) the procedure under the program for determining a reasonable rate of interest;

                   (6) the types of collateral which may secure a Participant loan; and

                   (7) the events constituting default and the steps that will be taken to preserve Plan assets.

           Such Participant loan program shall be contained in a separate written document which, when properly executed, is hereby incorporated by reference and made a part of the Plan. Furthermore, such Participant loan program may be modified or amended in writing from time to time without the necessity of amending this Section.

                                   ARTICLE 8
                      AMENDMENT, TERMINATION, AND MERGERS

    8.1    AMENDMENT
           ---------

    The Employer shall have the right at any time to amend the Plan. No amendment shall authorize or permit any part of the Trust Fund (other than such part as is required to pay taxes and administration expenses) to be used for or diverted to purposes other than for the exclusive benefit of the Participants or their Beneficiaries or estates; no such amendment shall cause any reduction in the amount credited to the account of any Participant or cause or permit any portion of the Trust Fund to revert to or become the property of the Employer; and no such amendment that affects the rights, duties, or responsibilities of the Administrator may be made without the Administrator's written consent. Any such amendment shall become effective as provided therein upon its execution. The Trustee shall not be required to execute any such amendment unless the amendment affects the duties of the Trustee hereunder.

    For the purposes of this Section, a Plan amendment which has the effect of
(1) eliminating or reducing an early retirement benefit or a retirement-type subsidy, (2) eliminating an optional form of benefit (as provided in Regulations), or (3) restricting, directly or indirectly, the benefit provided to any Participant prior to the amendment shall be treated as reducing the amount credited to the account of a Participant except that an amendment described in clause (2) (other than an amendment having an effect described in clause (1)) shall not be treated as reducing the amount credited to the account of a Participant to the extent so provided in the Regulations. Any plan amendment that modifies distribution options in a non-discriminatory manner shall not be treated as reducing the amount credited to the account of a Participant.

    8.2    TERMINATION
           -----------

    The Employer shall have the right at any time to terminate the Plan by delivering to the Trustee and Ad ministrator written notice of such termination. A complete discontinuance of the Employer's contributions to the Plan shall be deemed to constitute a termination. Upon any termination (full or partial) or complete discontinuance of contributions, all amounts credited to the affected Participants' Accounts shall continue to be 100% vested and all unallocated amounts shall be allocated to the accounts of all Participants in accordance with the provisions hereof. Upon such termination of the Plan, the Employer, by written notice to the Trustee and Administrator, may direct either:

           (a) complete distribution of the assets in the Trust Fund to the Participants, in cash or in kind, in a manner consistent with the requirements of Sections VI.5 and VI.6; or

           (b) continuation of the Trust created by this agreement and the distribution of benefits at such time and in such manner as though the Plan had not been terminated;

    further provided that any distribution from the Participant's Elective Account shall be subject to the restrictions imposed by Section 4.2(d).

    8.3    MERGER OR CONSOLIDATION
           -----------------------

    This Plan and Trust may be merged or consolidated with, or its assets and/or liabilities may be transferred to, any other Plan and Trust only if the benefits that would be received by a Participant of this Plan, in the event of a termination of the Plan immediately after such transfer, merger, or consolidation, are at least equal to the benefits the Participant would have received if the Plan had terminated immediately before the transfer, merger, or consolidation.

                                   ARTICLE 9
                                 MISCELLANEOUS


    9.1    PARTICIPANT'S RIGHTS
           --------------------

    This Plan shall not be deemed to constitute a contract between the Employer and any Participant or to be a consideration or an inducement for the employment of any Participant or Employee. Nothing contained in this Plan shall be deemed to give any Participant or Employee the right to be retained in the service of the Employer or to interfere with the right of the Employer to discharge any Participant or Employee at any time regardless of the effect which such discharge shall have upon him as a Participant of this Plan.

    9.2    ALIENATION
           ----------

           (a) Subject to the exceptions provided below, no benefit that shall be payable out of the Trust Fund to any person (including a Participant or his Beneficiary) shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge; and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge the same shall be void; and no such benefit shall in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements, or torts of any such person, nor shall it be subject to attachment or legal process for or against such person, and the same shall not be recognized by the Trustee, except to such extent as may be required by law.

           (b) This provision shall not apply to the extent a Participant or Beneficiary is indebted to the Plan, for any reason, under any provision of the Plan. At the time a distribution is to be made to or for a Participant's or Beneficiary's benefit, such proportion of the amount distributed as shall equal such indebted ness shall be paid by the Trustee to the Trustee or the Administrator, at the direction of the Administrator, to apply against or discharge such indebtedness. Prior to making a payment, however, the Participant or Beneficiary must be given written notice by the Administrator that such indebtedness is to be so paid in whole or part from his Participant's Account. If the Participant or Beneficiary does not agree that the indebtedness is a valid claim against his Participant's Account, he shall be entitled to a review of the validity of the claim in accordance with procedures provided in Sections II.9 and II.10.

           (c) This provision shall not apply to a "qualified domestic relations order" defined in Code Section 414(p), and those other domestic relations orders permitted to be so treated by the Administrator under the provisions of the Retirement Equity Act of 1984. The Administrator shall establish a written procedure to determine the qualified status of domestic relations orders and to administer distributions under such qualified orders. Further, to the extent provided under a "qualified domestic relations order," a former spouse of a Participant shall be treated as the spouse or surviving spouse for all purposes under the Plan.

    9.3    CONSTRUCTION OF PLAN
           --------------------

    This Plan and Trust shall be construed and enforced according to the Act and the laws of the State of Delaware, other than its laws respecting choice of law, to the extent not preempted by the Act.

    9.4    GENDER AND NUMBER
           -----------------

    Wherever any words are used herein in the masculine, feminine, or neuter gender, they shall be construed as though they were also used in another gender in all cases where they would so apply, and whenever any words are used herein in the singular or plural form, they shall be construed as though they were also used in the other form in all cases where they would so apply.

    9.5    LEGAL ACTION
           ------------

    In the event any claim, suit, or proceeding is brought regarding the Trust and/or Plan established hereunder to which the Trustee or the Administrator may be a party, and such claim, suit, or proceeding is resolved in favor of the Trustee or Administrator, they shall be entitled to be reimbursed from the Trust Fund for any and all costs, attorney's fees, and other expenses pertaining thereto incurred by them for which they shall have become liable.


    9.6    PROHIBITION AGAINST DIVERSION OF FUNDS
           --------------------------------------

           (a) Except as provided below and otherwise specifically permitted by law, it shall be impossible by operation of the Plan or of the Trust, by termination of either, by power of revocation or amendment, by the happening of any contingency, by collateral arrangement or by any other means, for any part of the corpus or income of any trust fund maintained pursuant to the Plan or any funds contributed thereto to be used for, or diverted to, purposes other than the exclusive benefit of Participants, Retired Participants, or their Beneficiaries.

           (b) In the event the Employer shall make an excessive contribution under a mistake of fact pursuant to Section 403(c)(2)(A) of the Act, the Employer may demand repayment of such excessive contribution at any time within one (1) year following the time of payment and the Trustees shall return such amount to the Employer within the one (1) year period. Earnings of the Plan attributable to the excess contributions may not be returned to the Employer but any losses attributable thereto must reduce the amount so returned.

    9.7    BONDING
           -------

    Every Fiduciary, except a bank or an insurance company, unless exempted by the Act and regulations thereunder, shall be bonded in an amount not less than 10% of the amount of the funds such Fiduciary handles; provided, however, that the minimum bond shall be $1,000 and the maximum bond, $500,000. The amount of funds handled shall be determined at the beginning of each Plan Year by the amount of funds handled by such person, group, or class to be covered and their predecessors, if any, during the preceding Plan Year, or if there is no preceding Plan Year, then by the amount of the funds to be handled during the then current year. The bond shall provide protection to the Plan against any loss by reason of acts of fraud or dishonesty by the Fiduciary alone or in connivance with others. The surety shall be a corporate surety company (as such term is used in Section 412(a)(2) of the Act), and the bond shall be in a form approved by the Secretary of Labor. Notwithstanding anything in the Plan to the contrary, the cost of such bonds shall be an expense of and may, at the election of the Administrator, be paid from the Trust Fund or by the Employer.

    9.8    RECEIPT AND RELEASE FOR PAYMENTS
           --------------------------------

    Any payment to any Participant, his legal representative, Beneficiary, or to any guardian or committee appointed for such Participant or Beneficiary in accordance with the provisions of the Plan, shall, to the extent thereof, be in full satisfaction of all claims hereunder against the Trustee and the Employer, either of whom may require such

Participant, legal representative, Beneficiary, guardian, or committee, as a condition precedent to such payment, to execute a receipt and release thereof in such form as shall be determined by the Trustee or Employer.

    9.9    ACTION BY THE EMPLOYER
           ----------------------

    Whenever the Employer under the terms of the Plan is permitted or required to do or perform any act or matter or thing, it shall be done and performed by a person duly authorized by its legally constituted authority.

    9.10   NAMED FIDUCIARIES AND ALLOCATION OF RESPONSIBILITY
           --------------------------------------------------

    The "named Fiduciaries" of this Plan are (1) the Employer, (2) the Administrator, (3) the Trustee and (4) any Investment Manager appointed hereunder. The named Fiduciaries shall have only those specific powers, duties, responsibilities, and obligations as are specifically given them under the Plan. In general, the Employer shall have the sole responsibility for making the contributions provided for under Section 4.1; and shall have the sole authority to appoint and remove the Trustee and the Administrator, which may be provided for under the Plan; to formulate the Plan's "funding policy and method"; and to amend or terminate, in whole or in part, the Plan. The Administrator shall have the sole responsibility for the administration of the Plan, which responsibility is specifically described in the Plan. The Trustee shall have the sole responsibility of management of the assets held under the Trust, except those assets, the management of which has been assigned to an Investment Manager, who shall be solely responsible for the management of the assets assigned to it, all as specifically provided in the Plan. Each named Fiduciary warrants that any directions given, information furnished, or action taken by it shall be in accordance with the provisions of the Plan, authorizing or providing for such direction, information, or action. Furthermore, each named Fiduciary may rely upon any such direction, information, or action of another named Fiduciary as being proper under the Plan, and is not required under the Plan to inquire into the propriety of any such direction, information, or action. It is intended under the Plan that each named Fiduciary shall be responsible for the proper exercise of its own powers, duties, responsibilities, and obligations under the Plan. No named Fiduciary shall guarantee the Trust Fund in any manner against investment loss or depreciation in asset value. Any person or group may serve in more than one Fiduciary capacity.

    9.11   HEADINGS
           --------

    The headings and subheadings of this Plan have been inserted for convenience of reference and are to be ignored in any construction of the provisions hereof.

    9.12   APPROVAL BY INTERNAL REVENUE SERVICE
           ------------------------------------

           (a) Notwithstanding anything herein to the contrary, contributions to this Plan are conditioned upon the initial qualification of the Plan under Code Section 401(a). If the Plan receives an adverse determination with respect to its initial qualification, then the Plan may return such contributions to the Employer within one year after such determination, provided the application for the determination is made by the time prescribed by law for filing the Employer's return for the taxable year in which the Plan was adopted, or such later date as the Secretary of the Treasury may prescribe.

           (b) Notwithstanding any provisions to the contrary, any contribution by the Employer to the Trust Fund is conditioned upon the deductibility of the contribution by the Employer under the Code and, to the extent any such deduction is disallowed, the Employer may within one (1) year following a final determination of the disallowance, whether by agreement with the Internal Revenue Service or by final decision of a court of competent jurisdiction, demand repayment of such disallowed contribution and the Trustee shall return such contribution within one (1) year following the disallowance. Earnings of the Plan attributable to the excess contribution may not be returned to the Employer, but any losses attributable thereto must reduce the amount so returned.

    9.13   UNIFORMITY
           ----------

    All provisions of this Plan shall be interpreted and applied in a uniform, nondiscriminatory manner.

                                  ARTICLE 10
                            PARTICIPATING EMPLOYERS

    10.1   ADOPTION BY OTHER EMPLOYERS
           ---------------------------

    Notwithstanding anything herein to the contrary, with the consent of the Employer and Trustee, any other corporation or entity, whether an affiliate or subsidiary or not, may adopt this Plan and all of the provisions hereof, and participate herein and be known as a Participating Employer, by a properly executed document evidencing said intent and will of such Participating Employer.

    10.2   REQUIREMENTS OF PARTICIPATING EMPLOYERS
           ---------------------------------------

           (a) Each such Participating Employer shall be required to use the same Trustee as provided in this Plan.

           (b) The Trustee may, but shall not be required to, commingle, hold, and invest as one Trust Fund all contributions made by Participating Employers, as well as all increments thereof.


           (c) The transfer of any Participant from or to an Employer participating in this Plan, whether he be an Employee of the Employer or a Participating Employer, shall not affect such Participant's rights under the Plan, and all amounts credited to such Participant's Account as well as his accumulated service time with the transferor or predecessor, and his length of participation in the Plan, shall continue to his credit.

           (d) Should an Employee of one ("First") Employer be transferred to an associated ("Second") Employer (the Employer, an affiliate or subsidiary), such transfer shall not cause his Account balance (generated while an Employee of "First" Employer) in any manner or by any amount to be forfeited. Such Employee's Participant Account balance for all purposes of the Plan, including length of service, shall be considered as though he had always been employed by the "Second" Employer and as such had received contributions, earnings or losses, and appreciation or depreciation in value of assets totalling the amount so transferred.

           (e) Any expenses of the Trust which are to be paid by the Employer or borne by the Trust Fund shall be paid by each Participating Employer in the same proportion that the total amount standing to the credit of all Participants employed by such Employer bears to the total standing to the credit of all Participants.

    10.3   DESIGNATION OF AGENT
           --------------------

    Each Participating Employer shall be deemed to be a part of this Plan; provided, however, that with respect to all of its relations with the Trustee and Administrator for the purpose of this Plan, each Participating Employer shall be deemed to have designated irrevocably the Employer as its agent. Unless the context of the Plan clearly indicates the contrary, the word "Employer" shall be deemed to include each Participating Employer as related to its adoption of the Plan.

    10.4   EMPLOYEE TRANSFERS
           ------------------

    It is anticipated that an Employee may be transferred between Participating Employers, and in the event of any such transfer, the Employee involved shall carry with him his accumulated service and eligibility. No such transfer shall effect a termination of employment hereunder, and the Participating Employer to which the Employee is transferred shall thereupon become obligated hereunder with respect to such Employee in the same manner as was the Participating Employer from whom the Employee was transferred.

    10.5   PARTICIPATING EMPLOYERS CONTRIBUTION
           ------------------------------------

    All contributions made by a Participating Employer, as provided for in this Plan, shall be determined separately and shall be paid to and held by the Trustee for the exclusive benefit of the Employees of such Participating Employer and the Beneficiaries of such Employees, subject to all the terms and conditions of this Plan. On the basis of the information furnished by the Administrator, the Trustee shall keep separate books and records concerning the affairs of each Participating Employer hereunder and as to the accounts and credits of the Employees of each Partic ipating Employer. The Trustee may, but need not, register Contracts so as to evidence that a particular Participating Employer is the interested Employer hereunder, but in the event of an Employee transfer from one Participating Employer to another, the employing Employer shall immediately notify the Trustee thereof.

    10.6   AMENDMENT
           ---------

    Amendment of this Plan by the Employer at any time when there shall be a Participating Employer hereunder shall require written notice to each and every Participating Employer and with the consent of the Trustee where such consent is necessary in accordance with the terms of this Plan.

    10.7   DISCONTINUANCE OF PARTICIPATION
           -------------------------------

    Any Participating Employer shall be permitted to discontinue or revoke its participation in the Plan. At the time of any such discontinuance or revocation, satisfactory evidence thereof and of any applicable conditions imposed shall be delivered to the Trustee. The Trustee shall thereafter transfer, deliver and assign Contracts and other Trust Fund assets allocable to the Participants of such Participating Employer to such new Trustee as shall have been designated by such Participating Employer, in the event that it has established a separate qualified plan for its Employees. If no successor is designated, the Trustee shall retain such assets for the Employees of said Participating Employer pursuant to the provisions of the Trust Agreement. In no such event shall any part of the corpus or income of the Trust as it relates to such Participating Employer be used for or diverted for purposes other than for the exclusive benefit of the Employees of such Participating Employer.

    10.8   ADMINISTRATOR'S AUTHORITY
           -------------------------

    The Administrator shall have authority to make any and all necessary rules or regulations, binding upon all Participating Employers and all Participants, to effectuate the purpose of this Article.

                                  ARTICLE 11
                               TOP-HEAVY STATUS

    11.1   ARTICLE CONTROLS
           ----------------

    Any Plan provisions to the contrary notwithstanding, the provisions of this Article shall control to the extent required to cause the Plan to comply with the requirements imposed under Code Section 416.

    11.2   DEFINITIONS
           -----------

    For purposes of this Article, the following terms and phrases shall have these respective meanings:

           (a) Account Balance:  As of any Valuation Date, the aggregate amount
               ---------------
    credited to an individual's account or accounts under a qualified defined contribution plan maintained by the Employer or an Affiliated Employer (excluding employee contributions which were deductible within the meaning of section 219 of the Code and rollover or transfer contributions made after December 31, 1983 by or on behalf of such individual to such plan from another qualified plan sponsored by an entity other than the Employer or an Affiliated Employer), increased by (1) the aggregate distributions made to such individual from such plan during a five-year period ending on the Determination Date and (2) the amount of any contributions due as of the Determination Date immediately following such Valuation Date.

           (b) Accrued Benefit:  As of any Valuation Date, the present value
               ---------------
    (computed on the basis of the Assumptions) of the cumulative accrued benefit (excluding the portion thereof which is attributable to employee contributions which were deductible pursuant to section 219 of the Code, to rollover or transfer contributions made after December 31, 1983 by or on behalf of such individual to such plan from another qualified plan sponsored by an entity other than the Employer or an Affiliated Employer, to proportional subsidies or to ancillary benefits) of an individual under a qualified defined benefit plan maintained by the Employer or an Affiliated Employer increased by (1) the aggregate distributions made to such individual from such plan during a five-year period ending on the Determination Date and (2) the estimated benefit accrued by such individual between such Valuation Date and the Determination Date immediately following such Valuation Date. Solely for the purpose of determining top-heavy status, the Accrued Benefit of an individual shall be determined under (1) the method, if any, that uniformly applies for accrual purposes under all qualified defined benefit plans maintained by the Employer or an Affiliated Employer, or (2) if there is no such method, as if such benefit accrued not more rapidly than under the slowest accrual rate permitted under section 411(b)(1)(C) of the Code.

           (c) Aggregation Group:  The group of qualified plans maintained by
               -----------------
    the Employer and each Affiliated Employer consisting of (1) each plan in which a Key Employee participates and each other plan which enables a plan in which a Key Employee participates to meet the requirements of sections 401(a)(4) or 410 of the Code, or (2) each plan in which a Key Employee participates, each other plan which enables a plan in which a Key Employee participates to meet the requirements of sections 401(a)(4) or 410 of the Code and any other plan which the Employer elects to include as a part of such group; provided, however, that the Employer may not elect to include a plan in such group if its inclusion would cause the group to fail to meet the requirements of sections 401(a)(4) or 410 of the Code.

           (d) Assumptions:  The interest rate and mortality assumptions
               -----------
    specified for top-heavy status determination purposes in any defined benefit plan included in the Aggregation Group including the Plan.

           (e) Determination Date:  For the first Plan Year of any plan, the
               ------------------
    last day of such Plan Year and for each subsequent Plan Year of such plan, the last day of the preceding Plan Year.

           (f) Key Employee:  A "key employee" as defined in section 416(i) of
               ------------
    the Code and the Treasury Regulations thereunder.

           (g) Plan Year:  With respect to any plan, the annual accounting
               ---------
    period used by such plan for annual reporting purposes.

           (h) Remuneration:  Compensation within the meaning of section
               ------------
    415(c)(3) of the Code, as limited by section 401(a)(17) of the Code for Plan Years beginning after December 31, 1988.

           (i) Valuation Date:  With respect to any Plan Year of any defined
               --------------
    contribution plan, the most recent date within the twelve-month period ending on a Determination Date as of which the trust fund established under such plan was valued and the net income (or loss) thereof allocated to participants' accounts. With respect to any Plan Year of any defined benefit plan, the most recent date within a twelve-month period ending on a Determination Date as of which the plan assets were valued for purposes of computing plan costs for purposes of the requirements imposed under section 412 of the Code.

    11.3   TOP-HEAVY STATUS
           ----------------

    The Plan shall be deemed to be top-heavy for a Plan Year, if, as of the Determination Date for such Plan Year, (1) the sum of Account Balances of Participants who are Key Employees exceeds 60% of the sum of Account Balances of all Participants unless an Aggregation Group including the Plan is not top-heavy or (2) an Aggregation Group including the Plan is top-heavy. An Aggregation Group shall be deemed to be top-heavy as of a Determination Date if the sum (computed in accordance with section 416(g)(2)(B) of the Code and the Treasury Regulations promulgated thereunder) of (1) the Account Balances of Key Employees under all defined contribution plans included in the

Aggregation Group and (2) the Accrued Benefits of Key Employees under all defined benefit plans included in the Aggregation Group exceeds 60% of the sum of the Account Balances and the Accrued Benefits of all individuals under such plans. Notwithstanding the foregoing, the Account Balances and Accrued Benefits of individuals who are not Key Employees in any Plan Year but who were Key Employees in any prior Plan Year shall not be considered in determining the top-heavy status of the Plan for such Plan Year. Further, notwithstanding the foregoing, the Account Balances and Accrued Benefits of individuals who have not performed services for the Employer at any time during the five-year period ending on the applicable Determination Date shall not be considered.

    11.4   TERMINATION OF TOP-HEAVY STATUS
           -------------------------------

    If the Plan has been deemed to be top-heavy for one or more Plan Years and thereafter ceases to be top-heavy, the provisions of this Article shall cease to apply to the Plan effective as of the Determination Date on which it is determined to no longer be top-heavy.

    11.5   EFFECT OF ARTICLE
           -----------------

    Notwithstanding anything contained herein to the contrary, the provisions of this Article shall automatically become inoperative and of no effect to the extent not required by the Code or the Act.

    IN WITNESS WHEREOF, this Plan has been executed this ___ day of __________, 1995 effective as of the day and year first above written.


                              "EMPLOYER"

                              MAIL-WELL CORPORATION


                              By:   _________________________

                              Name: _________________________

                              Title:_________________________


ATTEST:____________________________________


                             EXECUTION PAGE TO THE
                             MAIL-WELL CORPORATION
                         401(k) SAVINGS RETIREMENT PLAN
                Amended and Restated, Effective January 1, 1995

                  FIRST AMENDMENT TO THE MAIL-WELL CORPORATION
                         401(k) SAVINGS RETIREMENT PLAN
                Amended and Restated, Effective January 1, 1995

                              W I T N E S S E T H:
                              -------------------

     WHEREAS, Mail-Well I Corporation (the "Employer") maintains the Mail-Well Corporation 401(k) Savings Retirement Plan (the "Plan"); and

     WHEREAS, the Employer, pursuant to Section 8.1 of the Plan, has the right to amend the Plan from time to time subject to certain limitations.

     NOW, THEREFORE, in order to make various revisions desired by the Employer, the Plan is hereby amended in the following manner:

a. In accordance with the change in the Employer's name from Mail-Well Corporation to Mail-Well I Corporation, the Plan is renamed the Mail-Well I Corporation 401(k) Savings Retirement Plan, and any and all references in the Plan to "Mail-Well Corporation" or "Employer" are references to Mail-Well I Corporation.

b. Effective as of the date this Amendment is executed, Section 1.63 is hereby amended in its entirety to read as follows:

          1.63  "Year of Service" means, for purposes of eligibility for
                 ---------------
     participation, the computation period of twelve (12) consecutive months, during which an Employee has at least 1,000 Hours of Service. For all other purposes, Year of Service means twelve (12) consecutive Months of Service.

          For purposes of eligibility for participation, the initial computation period shall begin with the date on which the Employee first performs an Hour of Service. The participation computation period beginning after a 1-Year Break in Service shall be measured from the date on which an Employee again performs an Hour of Service. The participation computation period shall shift to the Plan Year which includes the anniversary of the date on which the Employee first performed an Hour of Service.

          For vesting and all other purposes, the computation period shall be the twelve month period ending on the anniversary of the date on which the Employee first performed an Hour of Service. For purposes of (i) vesting and (ii) eligibility to participate in the Plan, years of service prior to the Effective Date of this Plan attributable to an Employee in connection with Hours of Service rendered for and related to the envelope manufacturing assets of G-P Envelope Holdings, Inc. acquired in the Acquisition shall be considered under this Plan. In addition, an Employee shall receive vesting credit for service recognized on his or her behalf under the Pavey Envelope and Tag Corporation Employees' Retirement Plan prior to the Effective Date of this Plan. The vesting computation period beginning after a 1-year Break in Service shall be measured from the date on which an Employee again performs an Hour of Service. Years of Service with any Affiliated Employer shall be recognized.

          For purposes of vesting and eligibility to participate in the Plan, Years of Service prior to January 1, 1995 attributable to an Employee in connection with Hours of Service rendered for and related to American Envelope Company shall be recognized under this Plan. Notwithstanding the foregoing, such an Employee may begin participation in the Plan no earlier than January 1, 1995.

c. Effective as of June 1, 1996, Section 4.1 is hereby amended in its entirety to read as follows:

          4.1  EMPLOYER CONTRIBUTION
               ---------------------

          For each Plan Year, the Employer shall contribute to the Plan in cash or in such property as is acceptable to the Trustee:

               (a) The amount of the total salary reduction elections of all Participants made pursuant to Section 4.2(a), which amount shall be deemed the Elective Contributions; plus

               (b) A contribution, if any, equal to 50% of each Participant's Elective Contribution, which amount shall be deemed the Matching Contribution. In applying the matching percentage in the previous sentence, only Elective Contributions up to 6% of Compensation shall be considered. Notwithstanding the foregoing, with respect to a Participant whose employment is governed by the terms of a collective bargaining agreement (as described in Section 1.14), the Matching Contribution shall be determined under the terms of such collective bargaining agreement; plus

               (c) A discretionary amount, if any, as may be determined by the Employer's Board of Directors or its delegatees, which amount shall be deemed the Employer's Non-Elective Contribution.

               (d) For each month during the Plan Year, the Employer shall contribute $68 on behalf of each employee of Quality Park Products, Inc. who is a member of the Graphic Communications International Union, Local 527-S ("Quality Park Union Employee") and who has been an employee of Quality Park Products, Inc. for at least ninety days, which amount shall be allocated to each such Quality Park Union Employee's Account. This contribution shall be made whether or not a Quality Park Union Employee has elected to defer any amounts pursuant to Section 4.2(a).

               (e) The Employer Contributions for any Plan Year, subject to the limitation provided above, shall not exceed the maximum amount allowable as a deduction to the Employer under the provisions of Code
          Section 404.

               (f) To the extent necessary to provide the top heavy minimum allocations as set forth in Section 4.4(f), the Employer shall make a contribution even if it exceeds the amount which is deductible under Code Section 404.

d. Effective as of the date this Amendment is executed, Section 6.4(a) is hereby amended in its entirety to read as follows:

               (a) Each Participant whose employment is terminated for any reason other than Total and Permanent Disability pursuant to Section 6.3, retirement pursuant to Section 6.1, or death pursuant to Section
          6.2 shall be distributed a benefit in accordance with Section 6.5 equal in value to the sum of his Vested interest in the balance of his Participant's Accounts as of his Benefit Commencement Date, such balance to be determined as of the Valuation Date immediately preceding his Benefit Commencement Date.

e. Effective as of the date this Amendment is executed, Section 6.11(c) is hereby added to the Plan as follows:

               (c) Notwithstanding the above, distributions from the Participant's Elective Account shall be limited solely to the Participant's total Deferred Compensation as of the date of distribution, reduced by the amount of any previous distributions pursuant to this Section.

f. Effective as of the date this Amendment is executed, Section 8.1 is hereby amended in its entirety to read as follows:

          8.1  AMENDMENT

          The Employer shall have the right at any time to amend the Plan. No amendment shall authorize or permit any part of the Trust Fund (other than such part as is required to pay taxes and administration expenses) to be used for or diverted to purposes other than for the exclusive benefit of the Participants or their Beneficiaries or estates; and no such amendment shall cause any reduction in the amount credited to the account of any Participant or cause or permit any portion of the Trust Fund to revert to or become the property of the Employer. Any such amendment shall become effective as provided therein upon its execu tion. The Trustee shall not be required to execute any such amendment unless the amendment affects the duties of the Trustee hereunder.

          For the purposes of this Section, a Plan amendment which has the effect of (1) eliminating or reducing an early retirement benefit or a retirement-type subsidy, (2) eliminating an optional form of benefit (as provided in Regulations), or (3) restricting, directly or indirectly, the benefit provided to any Participant prior to the amendment shall be treated as reducing the amount credited to the account of a Participant except that an amendment described in clause (2) (other than an amendment having an effect described in clause (1)) shall not be treated as reducing the amount credited to the account of a Participant to the extent so provided in the Regulations. Any plan amendment that modifies distribution options in a non-discriminatory manner shall not be treated as reducing the amount credited to the account of a Participant.

g. Effective as of the date this Amendment is executed, Section 10.1 is hereby amended in its entirety to read as follows:

          10.1 ADOPTION BY OTHER EMPLOYERS

          Notwithstanding anything herein to the contrary, with the consent of the Employer, any other corporation or entity, whether an affiliate or subsidiary or not, may adopt this Plan and all of the provisions hereof, and participate herein and be known as a Participating Employer, by a properly executed document evidencing said intent and will of such Participating Employer.

h. Effective as of the date this Amendment is executed, Section 10.6 is hereby amended in its entirety to read as follows:

          10.6 AMENDMENT

          Amendment of this Plan by the Employer at any time when there shall be a Participating Employer hereunder shall not require the written action of each and every Participating Employer. Amendment of this Plan shall be made with the consent of the Trustee where such consent is necessary in accordance with the terms of this Plan.

     IN WITNESS WHEREOF, the Employer has executed this First Amendment to the Mail-Well Corporation 401(k) Savings Retirement Plan on this ___________ day of _________________, 1996.


                              MAIL-WELL I CORPORATION

                              By:
                                  _____________________________

                              Name:
                                   ____________________________

                              Title:
                                    ___________________________
CONSENTED TO:

BENEFITS ADMINISTRATION COMMITTEE
OF MAIL-WELL I CORPORATION
Trustee


By:  ____________________________

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